                                                                                 Registration No. 333-
As filed with the Securities and Exchange Commission on August 31, 1998          Registration No. 333-       -01
----------------------------------------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              SUN CAPITAL TRUST II
                                SUN BANCORP, INC.
           (Exact Name of Registrants as Specified in their Charters)

         Delaware                                               Requested
---------------------------------                          ---------------------
        New Jersey                                              52-1382541
(States or Other Jurisdictions                                 I.R.S. Employer
of Incorporation or Organization)                           Identification Nos.)

                  226 Landis Avenue, Vineland, New Jersey 08360
                                 (609) 691-7700
    ------------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrants' Principal Executive Offices)

                            Mr. Philip W. Koebig, III
                            Executive Vice President
                                Sun Bancorp, Inc.
                  226 Landis Avenue, Vineland, New Jersey 08360
                                 (609) 691-7700
            ---------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                  Please send copies of all communications to:
    John J. Spidi, Esq.                                 Steven L. Kaplan, Esq.
    Jean A. Milner, Esq.                                ARNOLD & PORTER
    MALIZIA, SPIDI, SLOANE & FISCH, P.C.                555 Twelfth Street, N.W.
    1301 K Street, N.W., Suite 700 East                 Washington, D.C.  20004
    Washington, D.C. 20005

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant  to  Rule
434, please check the following box.   |_|

                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                             Amount to be       Proposed       Proposed Maximum             Amount of
Securities Being Registered                         Registered     Offering Price   Aggregate Offering        Registration Fee
                                                                                         Price(1)
------------------------------------------------------------------------------------------------------------------------------------
_____% Preferred Securities of Sun Capital
Trust II                                             2,070,000         $10.00           $20,700,000                       $6,106.50
_____% Junior Subordinated Deferrable
Interest Debentures of Sun Bancorp, Inc. (2)
Guarantee of Sun Bancorp, Inc. of certain
obligations under the Preferred Securities (3)
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee exclusive of accrued interest and dividends, if any.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by Sun Capital Trust II with the proceeds of the sale of the Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the Preferred Securities upon the dissolution of the Trust and the distribution of its assets.
(3) This Registration Statement is deemed to cover the Guarantee. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for the Guarantee.

         The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         The prospectus contained in this Registration Statement will be used in connection with the offering of the following securities: (1)______% Preferred Securities of Sun Capital Trust II; (2)______% Junior Subordinated Deferrable Interest Debentures of Sun Bancorp, Inc.; and (3) a Guarantee of Sun Bancorp, Inc. of certain obligations under the Preferred Securities.

                              SUBJECT TO COMPLETION
              PRELIMINARY PROSPECTUS DATED __________________, 1998
                                                             [LOGO]
PROSPECTUS
                                   $18,000,000

                              Sun Capital Trust II

                           ____% Preferred Securities
                 (Liquidation Amount $10 per Preferred Security)
          fully and unconditionally guaranteed, as described herein, by

                                Sun Bancorp, Inc.

         The Preferred Securities offered hereby (the "Offering") represent preferred undivided beneficial interests in the assets of Sun Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"). Sun Bancorp, Inc. (the "Company") will initially be the holder of all of the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities").

         Concurrently with this Offering, the Company is offering __________ shares of its common stock, par value $1.00 per share ("Common Shares") (subject to increase up to __________ shares if the over-allotment option is exercised) in an underwritten public offering through the several underwriters (the "Underwriters") (the "Common Shares Offering"). The Common Shares Offering will be made by a separate prospectus. This Offering is not contingent upon the closing of the Common Shares Offering. This Offering and the Common Shares Offering are being made to support the growth of the Company through pending acquisitions. See "Prospectus Summary -- The Company," "Use of Proceeds" and "Beneficial Acquisition."
                                                        (Continued on next page)

                        -------------------------------

Prospective Investors should carefully consider the factors set forth in "Risk Factors" beginning on Page _____ hereof.

                        -------------------------------

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
     AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                      OTHER INSURER OR GOVERNMENTAL AGENCY.

                        -------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                Underwriting     Proceeds to
                           Price to Public(1)   Discount (2)  Issuer Trust(3)(4)
--------------------------------------------------------------------------------
Per Preferred Security...     $10.00                (4)       $
--------------------------------------------------------------------------------
Total(5).................     $18,000,000           (4)       $
================================================================================

(1)  Plus accrued Distributions, if any, from ______, 1998.
(2) The Company and the Issuer Trust have each agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3)  Before deduction of expenses payable by the Company estimated at $156,000.
(4) In view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for arranging the investment therein of such proceeds, $____ per Preferred Security (or $_________ in the aggregate). See "Underwriting."
(5) The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $2,700,000 aggregate liquidation amount of the Preferred Securities on the same terms as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public and Proceeds to Issuer Trust will be $__________ and $__________, respectively. Advest, Inc. will receive a financial advisory fee of $25,000 in connection with this Offering. See "Underwriting."

         The Preferred Securities are offered by the Underwriters subject to receipt and acceptance by them, prior sale and the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made in book-entry form through the book-entry facilities of The Depository
Trust Company on or about _________, 1998, against payment therefor in immediately available funds.

Advest, Inc.                                        Janney Montgomery Scott Inc.

                 The date of this Prospectus is __________, 1998

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

(cover page continued)

         The Issuer Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in ____% Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures," and together with the Trust Securities, the "Securities") to be issued by the Company. The Junior Subordinated Debentures will mature on _______, 2028, which date may be shortened (such date, as it may be shortened, the "Stated Maturity") to a date not earlier than _______, 2003 if certain conditions are met (including the Company having received the prior approval of the Board of Governors of the Federal Reserve System (the "FRB"), if then required under applicable capital guidelines or policies of the FRB (such shortening of the maturity date, the "Maturity Adjustment"). The Preferred Securities will have a preference under certain circumstances over the Common Securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Preferred Securities -- Subordination of Common Securities."

         The Preferred Securities will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. Beneficial interests in the global securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Preferred Securities," Preferred Securities in definitive form will not be issued and owners of beneficial interests in the global securities will not be considered holders of the Preferred Securities. The Preferred Securities have been approved for quotation on the National Market of The Nasdaq Stock Market. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds.

         Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions at the annual rate of __________% of the liquidation amount of $10.00 per Preferred Security (the "Liquidation Amount") accruing from __________ 1998, and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing __________ ____, 1998, ("Distributions"). The Company has the right, so long as no Debenture Event of Default (as defined herein) has occurred or is continuing, to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. No interest shall be due and payable during any Extension Period, except at the end thereof. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Junior Subordinated Debentures, including the Company's obligations associated with the $28.75 million in aggregate liquidation amount of 9.85% Preferred Securities issued by Sun Capital Trust (the "Outstanding Preferred Securities"). During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of __________% per annum, compounded quarterly, and holders of Preferred Securities will be required to accrue interest income for United States Federal Income Tax purposes in advance of the receipt of cash distributions with respect to such deferred interest payment. See "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The Company will, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Preferred Securities as described below. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee of the Company will guarantee the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer

Trust, as described herein (the "Guarantee"). See "Description of Guarantee." If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee will not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities." The obligations of the Company under the Guarantee and the Preferred Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Junior Subordinated Debentures -- Subordination") of the Company and will be pari passu with the Company's obligations associated with the Outstanding Capital Securities.

         The Preferred Securities will be subject to mandatory redemption (i) in whole, but not in part, upon repayment of the Junior Subordinated Debentures at Stated Maturity or, at the option of the Company, their earlier redemption in whole upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event (each as defined herein) and (ii) in whole or in part at any time on or after __________ ____, 2003 contemporaneously with the optional redemption by the Company of the Junior Subordinated Debentures in whole or in part. The Junior Subordinated Debentures will be redeemable prior to maturity at the option of the Company (i) on or after __________ ____, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, Investment Company Event or Capital Treatment Event, in each case at a redemption price set forth herein, which includes the accrued and unpaid interest on the Junior Subordinated Debentures so redeemed to the date fixed for redemption. The ability of the Company to exercise its rights to redeem the Junior Subordinated Debentures or to cause the redemption of the Preferred Securities prior to the Stated Maturity may be subject to prior regulatory approval by the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         The Company, as the holder of all of the outstanding Common Securities, will have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities of creditors of the Issuer Trust as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $10 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         The Junior Subordinated Debentures are unsecured and subordinated to all Senior Indebtedness (as defined herein) and will rank pari passu with the Company's obligations associated with the Outstanding Preferred Securities of the Company. See "Description of Junior Subordinated Debentures -- Subordination."

         Prospective purchasers must carefully consider the information set forth in "Certain ERISA Considerations."

         THE JUNIOR SUBORDINATED DEBENTURES ARE DIRECT AND UNSECURED OBLIGATIONS OF THE COMPANY, DO NOT EVIDENCE DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURER OR GOVERNMENTAL AGENCY.

                                       MAP































         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTTING SHARES OF THE PREFERRED SECURITIES AND BIDDING FOR AND PURCHASING SUCH SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING." SUCH STABILIZING TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS (AND SELLING GROUP MEMBERS) MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON SHARES ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus and in the documents incorporated by reference. This summary is not intended to be a summary of all information relating to the Offering and the Common Shares Offering and should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained elsewhere in this Prospectus, including the documents incorporated by reference in this Prospectus. Unless otherwise indicated, all information in this Prospectus is based on the assumption that the Underwriters (as defined herein) will not exercise their over-allotment options with respect to the Offering or the Common Shares Offering.

                                   The Company

         The Company, a New Jersey corporation, is a bank holding company headquartered in Vineland, New Jersey. The Company's principal subsidiary is Sun National Bank (the "Bank"). At June 30, 1998, the Company had total assets of $1,154 million, total deposits of $754 million and total shareholders' equity of $59 million. Substantially all of the Company's deposits are federally insured by the Bank Insurance Fund ("BIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The Company's remaining deposits are federally insured by the Savings Association Insurance Fund ("SAIF"), administered by the FDIC. The Company's principal business is to serve as a holding company for the Bank. As a registered bank holding company, the Company is subject to the supervision and regulation of the FRB.

         The ongoing consolidation of the banking industry, as well as a regionalization of decision-making authority by larger banking institutions, has left many businesses and individuals in the Company's market area underserved. Beginning in 1993, the Company embarked upon a strategy to expand its operations and retail market in central and southern New Jersey through mergers, acquisitions and internal growth. More recently, this strategy has broadened to include contiguous portions of Delaware. The Board of Directors and management saw opportunities to expand the Company as a result of the lack of competitive commercial banking services being provided to local businesses and recognized the need for a locally based and managed community bank. In executing its expansion strategy, the Company has successfully completed the acquisition of two commercial banks with a total of $119 million in assets, as well as six branch purchase transactions in which the Company acquired a total of 27 branches with $404 million in deposits, and has opened five de novo branches since 1993. An additional acquisition of two branches from Summit Bank ("Summit") with $14.8 million in deposit liabilities is pending.

         In July 1998, the Company entered into an agreement that will expand its banking operations into Delaware through the assumption, by a new national bank subsidiary to be named "Sun National Bank, Delaware" ("Sun Delaware"), of approximately $179 million in deposits (including eight branch locations) and the purchase of $139 million in loans, from Household Bank, fsb., the successor to Beneficial National Bank, Wilmington, Delaware (the "Beneficial Acquisition"). The Beneficial Acquisition is expected to be consummated in the fourth quarter of 1998. In July 1998, the Company also acquired its first non-bank operating subsidiary, Allegiance Mortgage Company ("Allegiance"), a retail mortgage banking operation, in exchange for 28,302 shares of common stock. Allegiance has one office located in Cherry Hill, New Jersey. The Company intends to offer residential mortgage products and services to its existing customers through Allegiance.

         Through its acquisition and expansion program, the Company has significantly increased its asset size as well as the Company's retail network. At December 31, 1993, the Company's total consolidated assets were $112.0 million as compared to $1,154 million at June 30, 1998.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The Company provides community banking services through 42 branches located in southern and central New Jersey. Sun Delaware will conduct a similar business through eight branches in contiguous markets in Delaware. The Company offers a wide variety of consumer and commercial lending, as well as deposit services. The loans offered by the Company include commercial and industrial loans, commercial real estate loans, home equity loans, mortgage loans and installment loans. The Company's deposit and personal banking services include checking, regular savings, money market deposits, certificates of deposit and individual retirement accounts. Through a third party arrangement, the Company also offers mutual funds, securities brokerage and investment advisory services. The Company considers its primary market area to be southern and central New Jersey and intends to expand its primary market area to contiguous markets in Delaware upon completion of the Beneficial Acquisition. The Company's market area contains a diverse base of customers, including agricultural, manufacturing, transportation, hospitality and retail consumer businesses.

         In recent years, the Company has experienced a significant level of loan growth. The Company's loan portfolio increased from $83.4 million at December 31, 1993, to $486.1 million at June 30, 1998. Much of this loan growth is attributable to the Company's hiring of a number of experienced loan officers previously employed by larger banking organizations. In most cases, these loan officers brought with them established contacts and relationships with individuals or entities throughout the Company's primary market area and thus have been able to increase the Company's customer base and the number of loan originations. The Company also has established a number of regional advisory boards, comprised of prominent local business and community representatives, who refer significant business opportunities to the Company. In addition, the Company has made significant efforts to increase its lending to businesses along the central and southern New Jersey seashore that are primarily operational during certain times of each year (i.e. seasonal lending), which has contributed to the Company's loan growth.

         To support and manage the expanded operations of the Company and to provide adequate management resources to support further expansion and growth, the Company has recruited and hired, in addition to experienced commercial loan officers, credit, compliance, loan review, internal audit, operations personnel and senior level executives. Additionally, the Company has enhanced and expanded its operational and management information systems and taken steps to enhance its oversight of third-party vendors. While the Company continues to monitor its rapid growth, as well as the adequacy of management and resources available to support such growth, there can be no assurance that the Company will be successful in managing all elements relating to this rapid growth.

         The growth and expansion of operations through mergers and acquisitions and internal growth has resulted in a significant increase in assets, loans and deposits since December 31, 1993, and a corresponding increase in net interest income, non-interest income and non-interest expenses.

         The executive office of the Company is located at 226 Landis Avenue, Vineland, New Jersey 08360 and its telephone number is (609) 691-7700.

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                                        6

--------------------------------------------------------------------------------

                              Sun Capital Trust II

         The Issuer Trust is a statutory business trust created under Delaware law on August 12, 1998. The Issuer Trust will be governed by a trust agreement, as amended and supplemented from time to time (the "Trust Agreement"), among the Company, as Depositor, Bankers Trust (Delaware), as Delaware trustee (the "Delaware Trustee"), and Bankers Trust Company, as property trustee (the "Property Trustee") (the Delaware Trustee and Property Trustee together, the "Trustees"). The Issuer Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Company, and (iii) engaging in only those other activities necessary, convenient, or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be sole source of revenue of the Issuer Trust. The Issuer Trust has a term of 31 years, unless terminated earlier as provided in the Trust Agreement. The principal executive office of the Issuer Trust is 226 Landis Avenue, Vineland, New Jersey 08360, and its telephone number is (609) 691-7700.

--------------------------------------------------------------------------------

                                  THE OFFERING

Securities Offered............................   $18,000,000 aggregate Liquidation Amount of ______%
                                                 Preferred Securities (Liquidation Amount $10 per Preferred
                                                 Security) representing preferred undivided beneficial interests in the Issuer Trust's assets, which will consist solely of the Junior
                                                 Subordinated Debentures.  The Company has granted the
                                                 Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional $2,700,000 aggregate Liquidation Amount of Preferred Securities at the offering price, solely to cover over-allotments, if any.

Offering Price................................   $10 per Preferred Security (Liquidation Amount $10 per
                                                 Preferred Security), plus accumulated Distributions, if any, from
                                                 ________ ____, 1998.

Distributions.................................   The Distributions payable on each Preferred Security will be fixed at a rate per annum of __________% of the stated
                                                 Liquidation Amount per Preferred Security.  Such distributions will be cumulative, will accrue from __________ ____, 1998
                                                 (the date of issuance of the Preferred Securities), and will be payable quarterly in arrears on March 31, June 30, September
                                                 30 and December 31 of each year, commencing __________
                                                 ____, 1998.  See "Description of Preferred Securities --
                                                 Distributions."

Preferred Securities Rank.....................   The Preferred Securities will rank pari passu, and payments thereon, will be made pro rata, with the Common Securities except as described under "Description of Preferred Securities --
                                                 Subordination of Common Securities."

Junior Subordinated Debentures................   The Issuer Trust will invest the proceeds from the issuance of the Preferred Securities and Common Securities in an equivalent amount of __________% Junior Subordinated Debentures of the
                                                 Company.  The Junior Subordinated Debentures will mature on
                                                 __________ ____, 2028, subject to the Maturity Adjustment.
                                                 The Junior Subordinated Debentures will rank subordinate and junior in right of payment to all Senior Indebtedness of the
                                                 Company and will be pari passu with the Company's obligations associated with the Outstanding Preferred Securities.  See
                                                 "Description of Junior Subordinated Debentures."  In addition, the Company's obligations under the Junior Subordinated
                                                 Debentures will be structurally subordinated to all existing and future liabilities and obligations of the Company's subsidiaries.

Guarantee.....................................   Under the terms of the Guarantee, the Company will guarantee the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer Trust, as described herein.
                                                 The Company and the Issuer Trust believe that the obligations of the Company under the Guarantee, the Trust Agreement, the
                                                 Junior Subordinated Debentures, and the Junior Subordinated

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                                        8

--------------------------------------------------------------------------------

                                                 Indenture, when taken together, fully, irrevocably, and
                                                 unconditionally  guarantee  all of the Issuer Trust's
                                                 obligations   relating  to  the Preferred Securities. The
                                                 obligations   of  the   Company under the Guarantee and the
                                                 Preferred     Securities    are subordinate and junior in right
                                                 of   payment   to  all   Senior Indebtedness and will be pari
                                                 passu   with   the    Company's obligations associated with the
                                                 Outstanding Preferred Securities. See "Description of
                                                 Guarantee."

Right to Defer Interest.......................   The Company has the right, at any time, so long as no
                                                 Debenture Event of Default has occurred and is continuing, to defer payments of interest on Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters; provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures.  As a consequence of the
                                                 Company's extension of the interest payment period, quarterly
                                                 Distributions on the Preferred Securities will be deferred
                                                 (though such Distributions would continue to accrue with
                                                 interest thereon compounded quarterly, since interest will continue to accrue and compound on the Junior Subordinated
                                                 Debentures during any such Extension Period).  During an
                                                 Extension Period, the Company will be prohibited, subject to certain exceptions described herein, from declaring or paying any cash distributions with respect to its capital stock or debt securities that rank pari passu with or junior to the Junior
                                                 Subordinated Debentures, including the Company's obligations associated with the Outstanding Preferred Securities.  Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new
                                                 Extension Period, subject to the foregoing requirements.  See
                                                 "Description of Junior Subordinated Debentures -- Option to
                                                 Extend Interest Payment Period."

                                                 In the event that an  Extension Period should occur,  Preferred
                                                 Security  holders will continue to include interest income (and
                                                 de   minimis   original   issue discount,  if any)  for  United
                                                 States   federal   income   tax purposes  in advance of receipt
                                                 of the cash  distributions with respect   to   such    deferred
                                                 interest payments. See "Certain Federal Income Tax Consequences
                                                 -- Interest Income and Original Issue  Discount."  The  Company
                                                 has  no  current  intention  of exercising  its  right to defer
                                                 payments    of    interest   by extending the interest  payment
                                                 period     of    the     Junior Subordinated Debentures.

Redemption....................................   The Preferred Securities will be subject to mandatory
                                                 redemption (i) in whole, but not in part, at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole, but not in part, contemporaneously with the optional redemption at any time by the Company of the Junior
                                                 Subordinated Debentures upon the occurrence and continuation of a Tax Event, Investment Company Event or Capital
                                                 Treatment Event and (iii) in whole or in part at any time on or after __________ ____, 2003, contemporaneously with the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                 optional redemption by the Company of the Junior Subordinated
                                                 Debentures in whole or in part, in each case at the applicable
                                                 Redemption Price.  See "Description of Preferred Securities --
                                                 Redemption."

Liquidation of the Issuer Trust...............   The Company, as holder of the Common Securities, will have the right at any time to dissolve the Issuer Trust and cause the
                                                 Junior Subordinated Debentures to be distributed to holders of
                                                 Preferred Securities in liquidation of the Issuer Trust, subject to the Company having received prior approval of the FRB to do so if then required under applicable capital guidelines or policies of the FRB.  See "Description of Preferred Securities --
                                                 Liquidation Distribution Upon Dissolution."

Voting Rights.................................   Generally, except in limited circumstances, the holders of the
                                                 Preferred Securities will not have any voting rights.  See
                                                 "Description of Preferred Securities -- Voting Rights;
                                                 Amendment of Trust Agreement" and "Risk Factors -- Risk
                                                 Factors Relating to the Offering -- Limited Voting Rights."

Use of Proceeds...............................   All of the net proceeds to the Issuer Trust from the sale of the
                                                 Preferred Securities offered hereby will be used by the Issuer
                                                 Trust to purchase the Junior Subordinated Debentures issued by the Company.  The net proceeds received by the Company from the sale of the Junior Subordinated Debentures and from the
                                                 Common Shares Offering will be used to contribute capital to
                                                 Sun Delaware in connection with the Beneficial Acquisition.
                                                 Sun Delaware intends to use the capital for general corporate purposes, primarily to support the Beneficial Acquisition.  The proceeds from the Offering will qualify under the capital
                                                 adequacy guidelines of the FRB as Tier 2 capital of the
                                                 Company.  See "Use of Proceeds."

ERISA Considerations..........................   Prospective purchasers must carefully consider the information set forth under "Certain ERISA Considerations."

Nasdaq National Market Symbol.................   The Preferred Securities have been approved for quotation on the Nasdaq National Market under the symbol "SNBCO."

Concurrent Common Shares Offering.............   Concurrent with this Offering, the Company is offering by
                                                 separate prospectus __________  Common Shares (subject to
                                                 increase up to __________ Common Shares if the over-allotment option is exercised in full).  This Offering is not contingent upon the closing of the Common Shares Offering.


                                  RISK FACTORS

         Prospective investors should carefully consider the matters set forth under "Risk Factors," beginning on page ___.

--------------------------------------------------------------------------------

                      SELECTED CONSOLIDATED FINANCIAL DATA

           The following summary information regarding the Company should be read in conjunction with the consolidated financial statements of the Company and notes thereto included in the Company's 1997 Annual Report to Stockholders which is incorporated herein by reference as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and
June 30, 1998. See "Incorporation of Certain Documents by Reference" and "Management's Discussion and Analysis of Financial Condition of the Company and Recent Results of Operations." Consolidated historical financial and other data regarding the Company at or for the six months ended June 30, 1998 and 1997, have been prepared by the Company, are unaudited, and may not be indicative of results on an annualized basis or for any other period. In the opinion of management, all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation for such periods or dates have been made.

                                                    At or For the Six
                                                      Months Ended
                                                        June 30,                    At or For the Years Ended December 31,
                                                    ---------------------  ---------------------------------------------------------
                                                    1998        1997         1997          1996        1995        1994       1993
                                                    ----        ----         ----          ----        ----        ----       ----
                                                                   (Dollars in thousands, except per share amounts)
Selected Results of Operations
  Interest income................................  $  39,222 $  18,145   $   47,185      $  29,270   $  20,850  $  12,194 $  8,164
  Net interest income............................     18,247     9,454       22,778         16,736      13,163      8,256    5,327
  Provision for loan losses......................      1,010       825        1,665            900         808        383        2
  Net interest income after
     provision for loan losses...................     17,237     8,629       21,113         15,836      12,355      7,873    5,325
  Other income...................................      2,705       776        2,236          1,746       1,651        732      472
  Other expenses.................................     14,550     7,332       17,445         13,207      10,047      5,991    4,198
  Net income.....................................      3,807     1,482        4,171          3,013       2,819      1,840    1,128
  Net income excluding goodwill amortization.....      5,712     1,951        5,676          3,840       3,162      1,974    1,226

Per Share Data
  Net income
     Basic.......................................       0.60      0.32         0.86           0.68        0.66       0.57     0.41
     Diluted.....................................       0.53      0.30         0.78           0.63        0.61       0.57     0.41
  Book value.....................................       9.32      6.33         8.64           5.98        5.74       5.07     4.64

Selected Balance Sheet Data
  Assets.........................................  1,153,562   585,219    1,099,973        436,795     369,895    217,351  112,015
  Cash and investments...........................    604,613   188,418      610,339        117,388     164,251     70,809   24,134
  Loans receivable (net) ........................    486,059   363,705      427,761        295,501     183,634    134,861   83,387
  Deposits.......................................    753,508   467,394      695,388        385,987     335,248    196,019   99,099
  Borrowings and securities sold
    under agreements to repurchase...............    307,500    57,426      316,314         21,253       8,000         --       --
  Shareholders' equity...........................     59,124    29,071       54,632         27,415      24,671     20,571   12,306

Performance Ratios(1)
  Return on average assets.......................       0.70%     0.62%        0.66%          0.74%       1.03%      1.09%    1.04%
  Return on average equity.......................      13.49%    10.69%       12.89%         11.99%      12.42%     11.74%    9.61%
  Net yield on interest-earning assets...........       3.68%     4.33%        3.89%          4.57%       5.30%      5.39%    5.29%

Asset Quality Ratios
  Nonperforming loans to total loans.............       0.50%     0.72%        0.51%          0.81%       1.72%      1.82%    1.84%
  Nonperforming assets to total loans
    and other real estate owned..................       0.50%     0.90%        0.57%          1.06%       2.19%      2.56%    2.26%
  Net charge-offs to average total loans.........       0.02%     0.02%        0.02%          0.16%       0.23%      0.29%    0.02%
  Total allowance for loan losses to
    total nonperforming loans....................     209.73%   127.32%      189.77%        107.26%      64.47%     64.74%   69.10%

Capital Ratios
  Equity to assets...............................       5.13%     4.97%        4.97%          6.28%       6.67%      9.46%   10.99%
  Tier 1 risk-based capital ratio................       8.60%     7.52%        8.17%          7.44%       8.67%     14.01%   15.59%
  Total risk-based capital ratio.................      10.91%    12.99%       10.75%          8.28%       9.64%     15.22%   16.84%
  Leverage ratio.................................       4.96%     5.68%        6.42%          5.43%       5.74%      8.44%   10.74%

-------------------
(1) Ratios are annualized for the six months ended June 30, 1998 and 1997.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following factors which address those risks material to the Offering and the Company should be considered carefully in evaluating an investment in the Preferred Securities offered by this Prospectus. Certain statements in this Prospectus are forward-looking and are identified by the use of forward-looking words or phrases such as "intended," "will be positioned," "expects," is or are "expected," "anticipates," and "anticipated." These forward-looking statements are based on the Company's current expectations. To the extent any of the information contained in this Prospectus constitutes a "forward-looking statement" as defined in Section 27A(i)(1) of the Securities Act of 1933, as amended (the "Securities Act"), the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

RISK FACTORS RELATING TO THE OFFERING

Ranking  of  Subordinated   Obligations  Under  the  Guarantee  and  the  Junior
Subordinated Debentures

         The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness and rank pari passu with the Company's obligations associated with the Outstanding Preferred Securities. Senior Indebtedness as of June 30, 1998, totalled $307.5 million. None of the Junior Subordinated Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

         The ability of the Issuer Trust to pay amounts due on the Preferred Securities is solely dependent upon the Company's making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Consequences

         So long as no Event of Default (as defined in the Junior Subordinated Indenture) has occurred and is continuing with respect to the Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Debenture Events of Default." As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon during any Extension Period at the rate of __________% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures including the Outstanding Preferred Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangements with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period,
(b) as a result of a reclassification or an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock, or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options, or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options, or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of __________%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Issuer Trustees notice of its election to begin an Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Preferred Securities -- Distributions" and "Description of Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

         In the event an Extension Period should occur, a holder of Preferred Securities will continue to accrue and recognize income (in the form of original issue discount ("OID")) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Issuer Trust, which will include a holder's pro rata share of both the stated interest and de minimis OID, if any, on the Junior Subordinated Debentures. As a result, a holder of Preferred Securities will include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Preferred Securities."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, if the Company should elect to exercise such right in the future, the market price of the Preferred Securities is likely to be adversely affected. A holder that disposes of his, her or its Preferred Securities during an Extension Period, therefore, might not receive the same return on his, her or its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interest in the assets of the Issuer Trust) may be more volatile than the market price of other securities on which original issue discount or interest accrues that are not subject to such deferrals.

Redemption Due to Tax Event, Investment Company Event or Capital Treatment Event

         Upon the occurrence and during the continuation of a Tax Event, Investment Company Event, or Capital Treatment Event, the Company has the right to redeem the Junior Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence of such Tax Event, Investment Company Event, or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities. Any such redemption shall be at a price equal to the Liquidation Amount of the Preferred Securities, together with accumulated Distributions to but excluding the date fixed for redemption. The ability of the Company to exercise its right to redeem the Junior Subordinated Debentures prior to the Stated Maturity may be subject to prior regulatory approval by the FRB, if then required, as it currently is, under applicable FRB capital guidelines or policies. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         A "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         See "Certain Federal Income Tax Consequences -- Pending Tax Litigation Affecting the Preferred Securities" for a discussion of pending United States Tax Court litigation that, if decided adversely to the taxpayer, could give rise to a Tax Event, which may permit the Company to redeem the Junior Subordinated Securities prior to __________ ____, 2003.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) except as otherwise restricted under the 25% Capital Limitation (as defined herein), for purposes of the risk-based capital adequacy guidelines of the FRB, as then in effect and applicable to the Company.

Exchange of Preferred Securities for Junior Subordinated Debentures

         The Company, as holder of all the outstanding Common Securities, has the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of Preferred Securities and Common Securities in liquidation of the Issuer Trust. The ability of the Company, as holder of the Common Securities, to dissolve the Issuer Trust may be subject to prior regulatory approval of the FRB, if then required under applicable FRB capital guidelines or policies. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law and interpretation and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Junior Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of Preferred Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Issuer Trust would be a taxable event to the Issuer Trust and the holders of the Preferred Securities. See "Certain Federal Income Tax Consequences -- US Holders -- Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust."

Rights Under the Guarantee

         Bankers Trust Company will act as the trustee under the Guarantee (the "Guarantee Trustee") and will hold the Guarantee for the benefit of the holders of the Preferred Securities. Bankers Trust Company also will act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee under the Trust Agreement. Bankers Trust (Delaware) will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at the payment date, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Guarantee is subordinated as described under "-- Ranking of Subordinated Obligations Under the Guarantee and the Junior Subordinated Debentures" and "Description of Guarantee -- Status of the Guarantee" and pari passu with the Company's obligations associated with the Outstanding Preferred Securities. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the

Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee, or any other person or entity.

         If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Issuer Trust may lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Junior
Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). The exercise by the Company of its right, as described herein, to defer the payment of interest on the Junior Subordinate Debentures does not constitute a Debenture Event of Default. In connection with such Direct Action, the Company will have a right of set-off under the Junior Subordinated Indenture to the extent of any payment made by the Company to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Preferred Securities," "-- Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Junior Subordinated Indenture.

Limited Voting Rights

         Holders of Preferred Securities will have limited voting rights relating generally to the modification of the Preferred Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Junior Subordinated Debentures. Holders of Preferred Securities will not be entitled to appoint, remove, or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Preferred Securities to cure any ambiguity or make other provisions not inconsistent with the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees; Appointment of Successors."

Absence of Market

         The Preferred Securities are a new issue of securities with no established trading market. The Preferred Securities have been approved for quotation on the Nasdaq National Market, but the Nasdaq National Market standards require the existence of three market makers for initial listing, and two for continued listing. Although the Company has been advised that certain firms intend to make a market in the Preferred Securities, such firms are not obligated to do so and such market making may be interrupted or discontinued at any time without any notice at their sole discretion. Moreover, there can be no assurance that an established and liquid trading market will develop or, if developed, will be sustained following the issuance of the Preferred Securities.

Market Prices

         There can be no assurance as to the market prices for Preferred Securities, or the market prices for Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Preferred Securities or the Junior Subordinated Debentures that a holder of Preferred Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures on termination of the Issuer Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated
Debentures   contained   herein.   See   "Description  of  Junior   Subordinated
Debentures."

Securities are not Insured

         Neither the Preferred Securities nor the Junior Subordinated Debentures are insured by the FDIC or by any other governmental agency or any private insurer.

RISK FACTORS RELATING TO THE COMPANY

Restrictions on the Company as a Bank Holding Company

         The Company is a legal entity separate and distinct from the Bank, although the principal source of the Company's cash revenues is dividends from the Bank. The ability of the Company to pay the interest on, and principal of, the Junior Subordinated Debentures will be significantly dependent on the ability of the Bank to pay dividends to the Company in amounts sufficient to service the Company's debt obligations. Payment of dividends by the Bank is, and by Sun Delaware will be, restricted by various legal and regulatory limitations. At June 30, 1998, approximately $11.0 million was available for payment of dividends to the Company from the Bank without prior regulatory approval.

         The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization or otherwise (and thus the ability of the holders of Preferred Securities to benefit indirectly from any such distribution) will be subject to the claims of the subsidiaries' creditors, which will take priority except to the extent that the Company may itself be a creditor with a recognized claim. As of June 30, 1998 the Company had Senior Indebtedness of approximately $307.5 million.

         The Bank is, and Sun Delaware will be, subject also to restrictions under federal law which limit the transfer of funds by the Bank or Sun Delaware to the Company, whether in the form of loans, extensions of credit, investments, asset purchases or otherwise. Such transfers by the Bank, or Sun Delaware, to the Company and any nonbank subsidiary are limited in amount to 10% of such bank's capital and surplus and, with respect to the Company and all its nonbank subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

         Upon consummation of the Trust Preferred Offering, Sun Capital Trust (the "Original Trust") and the Issuer Trust, each a subsidiary trust of the Company, will have outstanding an aggregate Liquidation Amount of $49.5 million (assuming the over-allotment option of the underwriters of the Trust Preferred Offering is exercised in full) of Preferred Securities. The proceeds from the sale of such Preferred Securities were utilized by the Original Trust, and will be utilized by the Issuer Trust, to invest in a like amount of junior subordinated deferrable interest debentures (collectively, the "Debentures") of the Company. The Company has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferred period (each, an "Extension Period"), provided that no Extension Period may extend beyond the maturity of the applicable Debentures. If interest payments on the Debentures are so deferred, the Company will be prohibited, subject to certain exceptions, from declaring or paying cash dividends with respect to its capital stock, or debt securities that rank pari passu with or junior to the Debentures, until such time as the payment of all amounts due on the Debentures are paid and the Extension Period is terminated.

Ability of the Company to Maintain and Manage Growth

         During the last five years, the Company has experienced rapid and significant growth. The total assets of the Company have increased from $112.0 million at December 31, 1993, to $1,154 million at June 30, 1998. Although the Company believes that it has adequately managed its growth in the past, there can be no assurance that the Company will continue to experience such rapid growth, or any growth, in the future and, to the extent that it does experience continued growth, it will be able to adequately and profitably manage such growth.

         The continued growth has led the Company to undertake the present Offering and the Common Shares Offering. The capital to be raised from the sale of the Preferred Securities offered hereby and from the Common Shares Offering, is necessary to provide sufficient capital to support the Beneficial Acquisition. No assurance can be given that this rapid growth will continue, and, if it does, there is no assurance that the earnings of the Company, the Bank and Sun Delaware can adequately provide the necessary capital for the Bank, Sun Delaware and the Company to maintain required regulatory capital levels commensurate with continued rapid growth. After giving effect to the sale of the Preferred Securities, the Common Shares Offering and the Beneficial Acquisition, Sun Delaware will be "well capitalized" and the Company will be "adequately capitalized" for federal bank regulatory purposes. The Bank will also continue to be "well capitalized" for federal bank regulatory purposes. The level of future earnings of the Company also will depend on the ability of the Company and its subsidiaries to profitably deploy and manage the increased assets.

         The rapid growth of the Company in asset size and the rapid increase in its volume of total loans during the past five years have increased the possible risks inherent in an investment in the Company. In addition, the Beneficial Acquisition will result in the acquisition of a significant amount of deposits. The deposits to be assumed pursuant to the Beneficial Acquisition are predominantly core deposits with lower costs. If the Company is unable to maintain a low cost of funds on such deposits or if the Company is unable to retain a substantial portion of the deposits to be assumed, the Beneficial Acquisition may have an adverse impact on the Company's financial condition, results of operations and cash flows. The Beneficial Acquisition will also result in the acquisition by the Company of approximately $139 million of loans, approximately $87 million of which are commercial and industrial loans. The nature of commercial and industrial loans is such that they may present more credit risk to the Company than other types of loans such as home equity loans or residential real estate loans. See "Beneficial Acquisition."

Growth in Loan Portfolio; Concentration of Credit

         During the past five years, the Company has experienced significant growth in its loan portfolio. Net loans increased to $486.1 million at June 30, 1998, from $83.4 million at December 31, 1993. While many components of the loan portfolio have contributed to this increase over the past five years, much of this loan growth has occurred in the portfolio of commercial and industrial loans. Commercial and industrial loans increased by 55.3% or $123.4 million during 1997 as compared to 1996 and comprised 80.2% of total loans as of December 31, 1997. As of June 30, 1998, commercial and industrial loans comprised 81.6% of total loans. As a result of this recent growth, a significant portion of the Company's total loan portfolio may be considered unseasoned. Accordingly, specific payment and loss experience for this portion of the portfolio has not yet been fully established and the potential for additional loan losses does exist. Furthermore, the nature of commercial and industrial loans is such that they may present more credit risk to the Company than other types of loans such as home equity or residential real estate loans. In addition, a significant portion of the Company's commercial and industrial loans are concentrated in the hospitality, entertainment and leisure industries. Many of these industries are dependent upon seasonal business and other factors beyond the control of such industries, such as weather and beach conditions along the New Jersey seashore. Any significant or prolonged adverse weather or beach conditions along the New Jersey seashore could have an adverse impact on the borrowers' ability to repay such loans. Additionally, because these loans are concentrated in southern and central New Jersey and so a decline in the general economic conditions of southern or central New Jersey could have a material adverse effect on the Company's financial condition, results of operations and cash flows.

Adequacy of Allowance for Loan Losses

         The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the value of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular review of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the loan portfolio and provides an allowance for loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. If management's assumptions and judgments prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require the Bank and/or Sun Delaware to increase the allowance for loan losses, the Company's earnings could be significantly and adversely affected.

         As of June 30, 1998, the allowance for loan losses was $5.1 million, which represented 1.05% of total loans. The allowance for loan losses as a percentage of nonperforming loans was 209.73% as of June 30, 1998. The Company actively manages its nonperforming loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. As its loan growth has increased, the Company has increased its allowance for loan losses. However, future additions to the allowance in the form of provisions for loan losses may be necessary due to changes in economic conditions and growth of the Company's loan portfolio.

High Degree of Competition

         The banking business is highly competitive. In its primary market areas, the Company competes, and in Delaware will compete, with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of the Company's primary competitors have substantially greater resources and lending limits than the Bank or than Sun Delaware will have. The profitability of the Company depends upon the ability of its subsidiaries to compete in the Company's primary market areas.

Potential Impact of Changes in Interest Rates

         The Company's profitability is dependent to a large extent on its net interest income, which is the difference between its interest income on interest-earning assets and its interest expense on interest-bearing liabilities. The Company, like most financial institutions, is affected by changes in general interest rate levels and by other economic factors beyond its control. Interest rate risk arises from mismatches (i.e., the interest sensitivity gap) between the dollar amount of repricing or maturing assets and liabilities, and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. More assets repricing or maturing than liabilities over a given time period is considered asset-sensitive and is reflected as a positive gap, and more liabilities repricing or maturing than assets over a given time period is considered liability-sensitive and is reflected as negative gap. An asset-sensitive position (i.e., a positive gap) will generally enhance earnings in a rising interest rate environment and will negatively impact earnings in a falling interest rate environment, while a liability-sensitive position (i.e., a negative gap) will generally enhance earnings in a falling interest rate environment and negatively impact earnings in a rising interest rate environment. Fluctuations in interest rates are not predictable or controllable. The Company has attempted to structure its asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates. However, there can be no assurance that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At June 30, 1998, the Company had a one year cumulative positive gap of 0.56%.

Limitations Imposed by Industry Regulation

         Bank holding companies and banks operate in a highly regulated environment and are subject to the supervision and examination by several federal regulatory agencies. The Company is subject to the Bank Holding Company Act of 1956, as amended ("BHCA"), and to regulation and supervision by the FRB, and the Bank is, and Sun Delaware will be, subject to regulation and supervision by the Office of the Comptroller of the Currency (the "OCC") and the FDIC. The Bank is, and Sun Delaware will also be, a member of the Federal Home Loan Bank of New York (the "FHLB") and subject to regulation thereby. Federal and state banking laws and regulations govern matters ranging from the regulation of certain debt obligations, changes in the control of bank holding companies, and the maintenance of adequate capital to the general business operations and financial condition of the Bank and, in the future, Sun Delaware, including permissible types, amounts and terms of loans and investments, the amount of reserves maintained against deposits, restrictions on dividends, establishment of branch offices, and the maximum rate of interest that may be charged by law. The FRB, the FDIC, and the OCC also possess cease and desist powers over bank holding companies and banks, to prevent or remedy unsafe or unsound practices or violations of law. These and other restrictions limit the manner in which the Company and its bank subsidiaries may conduct their business and obtain financing. Furthermore, the commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the FRB. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks. Changes in monetary or legislative policies may affect the ability of the Bank and Sun Delaware to attract deposits and make loans.

Cross Guarantee Liability of the Bank and Sun Delaware

         Federal law contains a "cross-guarantee" provision which could result in an insured depository institution which is owned by the Company, such as the Bank and Sun Delaware, being liable for losses incurred by the FDIC in connection with assistance provided to, or the failure of, another depository institution "commonly controlled" by the Company. Because the Bank and Sun Delaware will be "commonly controlled" by the Company, losses incurred by the FDIC in connection with assistance provided to, or failure of, one such bank could result in an assessment against the other bank and such assessment could have a material adverse effect on the financial condition of such bank and the Company.

Impact of Changes in Economic Conditions and Monetary Policies

         Conditions beyond the Company's control may have a significant impact on changes in net interest income from one period to another. Examples of such conditions could include: (i) the strength of credit demands by customers; (ii) fiscal and debt management policies of the federal government, including changes in tax laws; (iii) the FRB's monetary policy; (iv) the introduction and growth of new investment instruments and transaction accounts by non-bank financial competitors; and (v) changes in rules and regulations governing the payment of interest on deposit accounts.

Year 2000

         The Year 2000 issue is created by the potential inability of computer systems to use more than two digits in the data field for the year, thus making them unable to identify years after 1999 with accuracy. If a bank does not resolve problems related to the Year 2000 issue, computer systems may incorrectly compute payment, interest or delinquency information. In addition, because payment and other important data systems are linked by computer, if the banks with which the Company or its subsidiaries conducts ongoing operations do not resolve this potential problem in time, the Company or its subsidiaries may experience significant data processing delays, mistakes or failures. These delays, mistakes or failures may have a significant adverse impact on the financial condition, results of operations and cash flows of the Company.

         The Company processes much of its data processing using licensed software from a third party including all of its deposit and loan accounting and general ledger functions. The third party has advised the Company that it has made all the necessary programming changes to its systems for the Year 2000. The Company plans to test its systems for Year 2000 compliance in late 1998. The Company does not expect to incur significant incremental direct expenses related to the Year 2000. Failure of third party computer systems relative to the Year 2000 would have a material adverse impact on the Company's ability to conduct its business. Costs associated with the Year 2000 problem are expected to be expensed as incurred in compliance with generally accepted accounting principles. In addition, the Company cannot guarantee that the inability of loan customers to adequately correct the Year 2000 issue will not have an adverse effect on the Company.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RECENT RESULTS OF OPERATIONS OF THE COMPANY

General

         The primary activity of the Company is the oversight of the Bank. Through the Bank, the Company engages in community banking activities by accepting deposit accounts from the general public and investing such funds in a variety of loans. These community banking activities primarily include providing home equity loans, mortgage loans, a variety of commercial business and commercial real estate loans and, to a much lesser extent, installment loans. The Company also maintains an investment securities portfolio. The Company's lending and investing activities are funded by retail deposits. The largest component of the Company's net income is net interest income. Consequently, the Company's earnings are primarily dependent on its net interest income, which is determined by (i) the difference between rates of interest earned on interest-earning assets and rates paid on interest-bearing liabilities (interest rate spread), and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities. The Company's net income is also affected by its provision for loan losses, as well as the amount of non-interest income and non-interest expenses, such as salaries and employee benefits, professional fees and services, deposit insurance premiums, occupancy and equipment costs and income taxes. Set forth below is an analysis of the financial condition and recent operating results of the Company. In July 1998, the Company entered into an agreement regarding the Beneficial Acquisition. See "-- Financial Condition," "Beneficial Acquisition" and "Pro Forma Consolidated Statement of Financial Condition."

Financial Condition

         Total assets at June 30, 1998 increased by $53.6 million to $1,154 million as compared to $1,100 million at December 31, 1997. The growth was primarily due to an increase in net loans of $58.3 million, an increase in federal funds sold of $9.5 million and offset by a decrease in the investment securities portfolio of $18.9 million.

         Investment securities available for sale decreased $18.9 million, from $576.3 million at December 31, 1997 to $557.4 million at June 30, 1998. The decrease was primarily a result of net sales of investment securities, the proceeds of which funded loan growth and repayment of short-term borrowings.

         Net loans at June 30, 1998 amounted to $486.1 million, an increase of $58.3 million from $427.8 million at December 31, 1997. Of the increase, only $34,000 was the result of loans purchased. The increase was primarily from increased originations of commercial and industrial loans. The ratio of non-performing assets to total loans and real estate owned at June 30, 1998 was 0.50% compared to 0.51% at December 31, 1997. The ratio of allowance for loan losses to total non-performing loans was 209.73% at June 30, 1998 compared to 189.77% at December 31, 1997. The increase in this ratio was the result of a higher allowance for loan losses at June 30, 1998. The ratio of allowance for loan losses to total loans was 1.05% at June 30, 1998 compared to 0.97% at December 31, 1997.

         Excess of cost over fair value of assets acquired (goodwill) decreased $1.1 million, from $26.2 million at December 31, 1997 to $25.1 million at June 30, 1998. The decrease was a result of related amortization and a $289,000 refund of the purchase premium from the purchase of The Bank of New York branches, substantially offset by the addition of a $1.1 million premium paid for the acquisition of the Eatontown office of First Savings.

         Total liabilities at June 30, 1998 amounted to $1,066 million compared to $1,017 million at December 31, 1997, an increase of $49.1 million.

         Total deposits grew to $753.5 million at June 30, 1998, a $58.1 million increase over December 31, 1997 deposits of $695.4 million. The increase was the result of approximately $25.1 million in deposits acquired from First Savings Bank, as well as from internal deposit growth of 4.74%.

         There were $35.7 million in advances from the Federal Home Loan Bank and $15 million in federal funds purchased at June 30, 1998 compared to $75.0 million and $5.5 million, respectively, at December 31, 1997. The combined net decrease in these liabilities was due to the availability of funds from increased deposit levels combined with the proceeds from sales of investment securities.

         Total shareholders' equity grew by $4.5 million, from $54.6 million at December 31, 1997, to $59.1 million at June 30, 1998. The increase was a result of net earnings of $3.8 million for the six months ended June 30, 1998 augmented by proceeds received from the issuance of common stock amounting to approximately $409,000 and an improvement in the net unrealized gains on securities available for sale, net of income taxes of $283,000.

         Beginning in 1997, to more fully leverage its capital, the Company entered into certain structured transactions in which the Bank borrows funds from the FHLB at a rate similar to the London Inter-Bank Offered Rate ("LIBOR"). It invests the borrowed funds in mortgage-backed securities that are priced to yield a spread over LIBOR. The securities are pledged as collateral for FHLB borrowings. For the six months ended June 30, 1998, net interest income related to structured transactions amounted to $2.3 million, or a 1.03% weighted average net spread. Partly as a result of the implementation of this strategy, the net interest margin of the Company has narrowed to 3.68% for the six months ended June 30, 1998. Excluding the effect of the structured transactions, the Company's net interest margin would have been 5.29% for that period.

         Additionally, for the six months ended June 30, 1998, the Company reported a return on average assets, a return on average equity and an efficiency ratio of 0.70%, 13.49% and 69.44%, respectively. On a cash earnings basis (computed excluding the amortization of goodwill) the return on average assets, the return on average equity and the efficiency ratio for the same period would have been 1.06%, 20.24% and 60.35%, respectively. Amortization of goodwill resulting from the Beneficial Acquisition is expected to further reduce the Company's profitability ratios, while the transaction is expected to be accretive to earnings.

Comparison of Operating Results for the Six Months Ended June 30, 1998 and 1997

         General. Net income increased by $2.3 million for the six months ended June 30, 1998 to $3.8 million from $1.5 million for the six months ended June 30, 1997. Net interest income increased $8.8 million and the provision for loan losses increased $185,000 for the six months ended June 30, 1998 compared to the same period in 1997. Other income increased by $1.9 million to $2.7 million for the six months ended June 30, 1998 as compared to $776,000 for the six months ended June 30, 1997. Other expenses increased by $7.2 million to $14.5 million for the six months ended June 30, 1998 as compared to $7.3 million for the six months ended June 30, 1997. The return on average assets for the six months ended June 30, 1998 and 1997 were 0.70% and 0.62%, respectively. The return on average equity for the six months ended June 30, 1998 and 1997 were 13.49% and 10.69%, respectively.

         Net Interest Income. The increase in net interest income was due to a $21.1 million increase in interest income partially offset by a $12.3 million increase in interest expense.

         Interest Income. Interest income for the six months ended June 30, 1998 increased approximately $21.1 million, or 116.2%, from $18.1 million for the same period in 1997 to $39.2 million in 1998. The increase was primarily the result of an increase of $6.7 million in interest and fees on loans resulting from acquisitions and internal growth and $14.3 million in interest on investment securities resulting from the deployment of cash received from financing transactions, branch acquisitions and deposit growth into the Company's investment portfolio. The Beneficial Acquisition, the Offering and the Common Shares Offering are expected to generate additional net cash that can be deployed into loan growth and investments that will create interest income.

         Interest Expense. Interest expense for the six months ended June 30, 1998 increased approximately $12.3 million, from $8.7 million for the same period in 1997 to $21.0 million in 1998. This increase was primarily due to a $5.3 million increase in interest on deposit accounts resulting from significantly higher deposit balances due to acquisitions and internal growth, a $6.3 million increase in interest on short-term borrowed funds resulting from higher levels of borrowings from correspondent banks and securities sold under agreements to repurchase and a $615,000 increase in interest on guaranteed preferred beneficial interest in subordinated debt. The Beneficial Acquisition and the Offering will result in increased interest expense in future periods.

         Provision for Loan Losses. For the six months ended June 30, 1998, the provision for loan losses amounted to $1.0 million, an increase of $185,000, compared to $825,000 for the same period in 1997. The increase in the provision for loan losses was due to higher levels of loans outstanding. Management continually reviews the adequacy of the loan loss reserve based upon internal review of loans and using guidelines promulgated by the Bank's primary regulator.

         Other Income. Other income increased $1.9 million for the six-month period ended June 30, 1998 compared to the six-month period ended June 30, 1997. The increase was a result of approximately $978,000 in fees generated by a larger base due to deposit acquisitions and internal growth, augmented by $110,000 in gains from the sale of loans and an increase of $573,000 in gains on the sale of investment securities and $250,000 in other income.

         Other Expenses. Other expenses increased approximately $7.2 million, to $14.5 million for the six months ended June 30, 1998 as compared to $7.3 million for the same period in 1997. Of the increase, $3.1 million was in salaries and employee benefits, $824,000 was in occupancy expense, $525,000 was in equipment expense, $116,000 was in professional fees and services, $389,000 was in data processing expense, $174,000 was in postage and supplies, $1.4 million was in amortization of excess of cost over fair value of assets acquired (amortization of goodwill) and $644,000 was in Other Expenses. The increase in other expenses reflects the Company's strategy to support planned expansion. Salaries and benefits increased due to additional staff positions in financial service centers, lending, loan review, compliance and audit departments. The increase in occupancy, equipment, professional fees and services and data processing expenses were the result of internal growth and the effect of the Company's acquisitions. The Company has entered into two purchase and assumption agreements which, when completed, will result in the acquisition of a total of ten branch locations, including the eight branch locations in connection with the Beneficial Acquisition. As a result, the Company expects the level of amortization of excess of cost over fair value of assets acquired to increase in periods subsequent to the completion of the transactions.

         Income Taxes. Applicable income taxes increased $995,000 for the six months ended June 30, 1998 as compared to the same period in 1997. The increase resulted from higher pre-tax earnings.

                                 USE OF PROCEEDS

         All the proceeds to the Issuer Trust from the sale of the Preferred Securities will be invested by the Issuer Trust in the Junior Subordinated Debentures. The proceeds from the sale of the Preferred Securities are expected to qualify initially as Tier 2 capital with respect to the Company under the capital adequacy guidelines established by the FRB and ultimately as Tier 1 capital when permitted under the 25% Capital Limitation. (The proceeds from the sale of the Common Shares will qualify as Tier 1 capital for the Company.) The net proceeds to be received by the Company from the sale of the Junior Subordinated Debentures, as well as from the sale of the Common Shares, will be used by the Company to provide equity capital to Sun Delaware for the purpose of providing sufficient capital to Sun Delaware to consummate the Beneficial Acquisition.

                             BENEFICIAL ACQUISITION

         The Company has entered into an agreement to acquire certain loans, and assume certain deposits, of Beneficial National Bank ("Beneficial"). As part of the Beneficial Acquisition, the Company will acquire eight leased branch offices, all located in New Castle County, Delaware. It is anticipated that the current senior management of Beneficial, comprised of the president, senior credit officer and senior business development/operations officer, will continue in similar positions at Sun Delaware. The State of Delaware is a contiguous extension of the Company's existing marketplace, with the Company's closest New Jersey branch being located only a few miles from the closest Beneficial branch.

         The agreement with Beneficial includes the purchase by the Company of performing loans and loans that are not thirty days or more past due in the payment of principal or interest or not adversely classified. While the Company did not originate or underwrite such loans, the Company has performed a loan review on a significant portion of the loans it is acquiring from the Beneficial Acquisition and will not acquire any loans that are more than 30 days delinquent in the payment of interest or principal or that are adversely classified at the time of consummation of the Beneficial Acquisition.

         At June 30, 1998, loans covered by the agreement with Beneficial were as follows:


                                                                    Weighted
                                                                     Average
                                                   Amount             Yield
                                                   ------             -----
                                               (In thousands)

Commercial and industrial..............           $ 87,158            10.32%
Home equity............................             21,700             9.96%
Residential real estate................             11,519             7.91%
Installment............................             18,674            11.14%
                                                   -------
  Gross Loans..........................            139,051            10.18%
Reserve for loan losses................             (1,000)
                                                   -------
  Net loans............................           $138,051
                                                   =======



         At June 30, 1998, deposits to be assumed under the agreement with Beneficial were as follows:

                                                                    Weighted
                                                                     Average
                                                   Amount         Interest Cost
                                                   ------         -------------
                                               (In thousands)

Demand deposits........................           $ 58,110             1.50%
Savings deposits.......................             43,441             3.01%
Time deposits..........................             77,062             4.99%
                                                   -------            -----
  Total deposits.......................           $178,613             3.38%
                                                   =======

             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                  June 30, 1998

         The following table sets forth the unaudited pro forma consolidated statement of financial condition of the Company assuming the branch purchases are consummated as of June 30, 1998. The pro forma consolidated statement of financial condition should be read in conjunction with the consolidated financial statements of the Company and notes thereto included in the Company's 1997 Annual Report to Stockholders which is incorporated herein by reference as part of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998. See "Incorporation of
Certain Documents by Reference." The pro forma consolidated statement of financial condition has been prepared by the Company, is unaudited, and may not be indicative of results on an annualized basis or for any other period.

                                                                                       Pro Forma
                                                                                      Consolidated                  Pro Forma
                                                        Beneficial     Summit            Company                   Consolidated
                                                          Branch       Branch            Before     Securities     Company After
                                                         Purchase     Purchase         Securities   Offerings       Securities
                                            Company     Dr. (Cr.)     Dr. (Cr.)         Offerings   Dr. (Cr.)       Offerings
                                            -------     ---------     ---------         ---------   ---------       ---------
                                                                                (In thousands)
Assets
Cash and amounts due from banks.........   $    37,721  $  1,400  (1)  $              $   39,121    $              $   39,121
Federal funds sold......................         9,500    38,700  (1)   14,596 (1)                   36,000  (5)
                                                          (4,100) (2)     (660)(4)                   (2,080) (5)
                                                         (19,900) (3)                     38,136                       72,056
Investment securities available-for-
  sale..................................       557,392                                   557,392                      557,392
Loans receivable (net)..................       486,059   138,000  (1)
                                                           4,100  (2)                    628,159                      628,159
Bank properties and equipment, net......        25,342       500  (1)      178 (1)        26,020                       26,020
Real estate owned.......................           396                                       396                          396
Accrued interest receivable.............         8,234                                     8,234                        8,234
Excess of cost over fair value
  of net assets acquired................        25,065    19,900  (3)      660 (4)        45,625                       45,625
Deferred taxes..........................         1,511                                     1,511                        1,511
Other assets............................         2,342        --            --             2,342        830 (5)         3,172
                                            ----------   -------      --------        ----------     ------         ---------
   Total................................    $1,153,562  $178,600       $14,774        $1,346,936    $34,750        $1,381,686
                                             =========   =======        ======         =========     ======         =========
Liabilities and Shareholders' Equity
Liabilities:
Deposits................................      $753,507  $178,600  (1)  $14,774 (1)      $946,981    $                $946,881
Advances from the Federal Home Loan
  Bank..................................        35,700                                    35,700                       35,700
Federal funds purchased.................        15,000                                    15,000                       15,000
Securities sold under agreements
  to repurchase.........................       256,800                                   256,800                      256,800
Other liabilities.......................         4,681        --           --              4,681         --             4,681
                                             ---------  --------       ------         ----------     ------         ---------
  Total liabilities.....................     1,065,688   178,600       14,774          1,259,062         --         1,259,062
                                             ---------  --------       ------          ---------     ------         ---------
Guaranteed preferred beneficial interest
  in subordinated debt..................        28,750                                    28,750     18,000  (5)       46,750
Shareholders' equity:
Preferred stock.........................
Common stock............................         6,341                                     6,341        666  (5)        7,007
Surplus.................................        38,935                                    38,935     16,084  (5)       55,019
Retained earnings.......................        13,412                                    13,412                       13,412
Net unrealized gain on securities
  available-for-sale, net
  of income taxes.......................           436        --           --                436         --               436
                                                ------   -------       ------         ----------     ------         ---------
  Total shareholders' equity............        59,124        --           --             59,124     16,750            75,874
                                             ---------   -------       ------          ---------     ------         ---------
  Total.................................    $1,153,562  $178,600      $14,774         $1,346,936    $34,750        $1,381,686
                                             =========   =======       ======          =========     ======         =========

-----------------
(1)  To record branch purchase.
(2) To record premium paid on the purchase of loans ($4.1 million). The premium will be amortized over a five year period.
(3) To record premium paid on the assumption of the deposit liabilities ($19.9 million). The excess of cost over fair value of assets acquired will be amortized over a seven year period.
(4) To record premium paid on the assumption of deposit liabilities ($660,000). The excess of cost over fair value of assets acquired will be amortized over a seven year period.
(5)  To record net proceeds from this Offering and the Common Shares Offering.

                                 CAPITALIZATION

         The following table sets forth (i) the consolidated capitalization of the Company at June 30, 1998, (ii) the consolidated capitalization of the Company giving effect to the issuance of the Preferred Securities and the Common Shares in the Common Shares Offering assuming the Underwriters' over-allotment option was not exercised in either offering, (iii) the pro forma effect of branch purchases, and (iv) the actual and pro forma capital ratios of the Company.

                                                                                             As Adjusted
                                                                         ------------------------------------------------------

                                                                                                            Sale of Securities
                                                                                   Sale of                          and
                                                              Actual            Securities(2)               Branch Purchases(2)
                                                              ------            -------------               -------------------

                                                                             (Dollars in thousands)

Guaranteed preferred beneficial interest in
  subordinated debt................................         $ 28,750               $ 46,750                        $ 46,750

SHAREHOLDERS' EQUITY:
  Preferred stock $1 par value, 1,000,000
   shares authorized, none issued.................                --                     --                              --
  Common stock $1 par value - 25,000,000(1)
   shares authorized; 7,007,748 outstanding........            6,341                  7,007                           7,007
  Surplus..........................................           38,935                 55,019                          55,019
  Retained earnings................................           13,412                 13,412                          13,412
  Net unrealized gain on securities
    available-for-sale, net of income taxes........              436                    436                             436
                                                             -------                 ------                         -------
      Total shareholders' equity...................           59,124                 75,874                          75,874
                                                             -------                -------                         -------
  Total capitalization...........................           $ 87,874               $122,624                        $122,624
                                                             =======                =======                         =======

COMPANY CAPITAL RATIOS(3):
  Tier 1 risk-based capital ratio..................             8.60%                 12.06%                           7.14%
  Total risk-based capital ratio...................            10.91%                 14.35%                           9.13%
  Leverage ratio...................................             4.96%                  6.82%                           4.11%


------------------
(1) As adjusted for the increase in authorized Common Shares approved by shareholders of the Company on August 25, 1998.
(2) Assumes the sale of $18 million of Common Shares in the Common Shares Offering and $18 million of Preferred Securities in this Offering.
(3) The capital ratios, as adjusted, are computed including the total estimated net proceeds from the sale of the Common Shares, in a manner consistent with FRB guidelines.

         At June 30, 1998, the Bank's Tier 1 risk-based capital, total risk-based capital and leverage capital ratios were 9.77%, 10.60% and 5.63%, respectively. At June 30, 1998, the pro forma Tier 1 risk-based capital, total risk-based capital and leverage capital ratios for Sun Delaware were 10.01%, 10.68% and 7.68%, respectively. The Bank is "well capitalized" and Sun Delaware will be "well capitalized" on a pro forma basis for federal bank regulatory purposes. The Company will be "adequately capitalized" on a pro forma basis for federal bank regulatory purposes.

                              SUN CAPITAL TRUST II

         The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a Certificate of Trust with the Delaware Secretary of State on August 12, 1998. The Issuer Trust will be governed by the Trust Agreement among the Company, as Depositor, Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees"). Two individuals will be selected by the holder of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators"). The Company, while holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Preferred Securities -- Miscellaneous." The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior
Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Junior Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

         All the Common Securities will initially be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the rights of the holder of the Common Securities to payment in respect of Distributions and Payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of Preferred Securities -- Subordination of Common Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The address of the Delaware Trustee is Bankers Trust (Delaware), 1101 Centre Road, Suite 200, Trust Department, Wilmington, Delaware 19805, telephone number (302) 636-3301. The address of the Property Trustee, the Guarantee Trustee and the Debenture Trustee is Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006, telephone number (212) 250-2500.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Preferred Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Preferred Securities will be recorded in the consolidated statements of income of the Company.

                       DESCRIPTION OF PREFERRED SECURITIES

         Pursuant to the terms of the Trust Agreement for the Issuer Trust, the Issuer Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent preferred undivided beneficial interests in the assets of the Issuer Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Trust Agreement. This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

General

           The Preferred Securities will be limited to $18,000,000 aggregate Liquidation Amount outstanding (which amount may be increased by up to $2,700,000 aggregate Liquidation Amount of Preferred Securities for exercise of the Underwriters' over-allotment option). See "Underwriting." The Preferred
Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." The Junior Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Preferred Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Preferred Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and Distributions on each Preferred Security will be payable at the annual rate of __________% of the stated Liquidation Amount of $10, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Distribution Date"), to the holders of the Preferred Securities at the close of business on 15th day of March, June, September and December (whether or not a Business Day (as defined below)) next preceding the relevant Distribution Date. Distributions on the Preferred Securities will be cumulative. Distributions will accumulate from _________ ____, 1998. The first Distribution Date for the Preferred Securities will be ____________ ____, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Junior Subordinated Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer Trust will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of __________% per annum, compounded quarterly from the relevant payment date for such Distributions, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, including the Company's obligations associated with the Outstanding Preferred Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of a reclassification or an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures -- Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

         The revenue of the Issuer Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Preferred Securities. See "Description of Junior Subordinated Debentures." If the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust may not have funds available to pay Distributions or other amounts payable on the Preferred Securities. The payment of Distributions and other amounts payable on the Preferred Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

Redemption

         Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Junior Subordinated Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Preferred Securities, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Preferred Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Company upon the concurrent redemption of such Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Company upon the redemption of all or any part of the Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

         The Company has the right to redeem the Junior Subordinated  Debentures
(i) on or after __________ ____, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined below), in each case subject to possible regulatory approval. See "-- Liquidation Distribution Upon Dissolution." A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of a Like Amount of the Preferred Securities and Common Securities at the Redemption Price.

         "25% Capital Limitation" means the limitation imposed by the FRB that the proceeds of certain qualifying securities like the Trust Securities will qualify as Tier 1 capital of the Company up to an amount not to exceed, when taken together with all cumulative preferred stock of the Company, if any, 25% of the Company's Tier 1 capital, or any subsequent limitation adopted by the FRB.

         "Business Day" means a day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the State of New Jersey or the City of New York are authorized or required by law or executive order to remain closed, or
(iii) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Junior Subordinated Indenture, allocated to the Common Securities and to the Preferred Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     "Liquidation Amount" means the stated amount of $10 per Trust Security.

     "Tax Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges. See "Certain Federal Income Tax Consequences-Pending Tax Litigation Affecting the Preferred Securities" for a discussion of pending United States Tax Court litigation that, if decided adversely to the taxpayer, could give rise to a Tax Event, which may permit the Company to redeem the Junior Subordinated Debentures prior to __________ ____, 2003.

         "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Preferred Securities.

         "Capital Treatment Event" means the reasonable determination by the Company that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof), except as otherwise restricted under the 25% Capital Limitation, for purposes of the risk-based capital adequacy guidelines of the FRB, as then in effect and applicable to the Company.

         If a Tax Event described in clause (i) or (iii) of the definition of Tax Event above has occurred and is continuing and the Issuer Trust is the holder of all the Junior Subordinated Debentures, the Company will pay Additional Sums (as defined below), if any, on the Junior Subordinated Debentures.

         "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer Trust on the outstanding Preferred Securities and Common Securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a Tax Event.

Redemption Procedures

         Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated

Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

         If the Issuer Trust gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Preferred Securities held in book-entry form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Preferred Securities. With respect to Preferred
Securities not held in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred
Securities called for redemption shall be payable to the holders of the Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. If any date fixed for redemption of Preferred
Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement, and may resell such securities.

         If less than all the Preferred Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, or if the Preferred Securities are then held in the form of a Global Preferred Security (as defined below), in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Preferred Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Junior Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Junior Subordinated Debentures or portions thereof (and, unless payment of the Redemption Price in respect of the Preferred Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Preferred Securities or portions thereof) called for redemption.

Subordination of Common Securities

         Payment of Distributions on, and the Redemption Price of, and the Liquidation Distribution in respect of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities. However, if on any Distribution Date or Redemption Date a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, no payment of any Distribution on, or Redemption Price of, or Liquidation Distribution in respect of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Preferred Securities then due and payable.

         In the case of any Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Trust Agreement until the effects of all such Events of Default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. See "-- Events of Default; Notice" and "Description of Junior Subordinated Debentures -- Debenture Events of Default." Until all such Events of Default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the holders of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

         The amount payable on the Preferred Securities in the event of any liquidation of the Issuer Trust is $10 per Preferred Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be in the form of a distribution of such amount in Junior Subordinated Debentures.

         The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in liquidation of the Issuer Trust.

         The FRB's risk-based capital guidelines currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the FRB before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the FRB considers the organization's capital position to be fully adequate after the redemption).

         In the event the Company, while a holder of Common Securities, dissolves the Issuer Trust prior to the Stated Maturity of the Preferred Securities and the dissolution of the Issuer Trust is deemed to constitute the redemption of capital instruments by the FRB under its risk-based capital guidelines or policies, the dissolution of the Issuer Trust by the Company may be subject to the prior approval of the FRB. Moreover, any changes in applicable law or changes in the FRB's risk-based capital guidelines or policies could impose a requirement on the Company that it obtain the prior approval of the FRB to dissolve the Issuer Trust.

         Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities), (iii) the repayment of all the Preferred Securities in connection with the redemption of all the Trust Securities as described under "-- Redemption" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

         If  dissolution  of the Issuer Trust occurs as described in clause (i),
(ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities."

         After the liquidation date fixed for any distribution of Junior Subordinated Debentures (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Preferred Securities held by DTC or its nominee and
(iii) any certificates representing the Preferred

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



Securities not held by DTC or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Preferred Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

         If the Company does not redeem the Junior Subordinated Debentures prior to maturity and the Issuer Trust is not liquidated and the Junior Subordinated Debentures are not distributed to holders of the Preferred Securities, the Preferred Securities will remain outstanding until the repayment of the Junior Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Preferred Securities.

         There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

Events of Default; Notice

         Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") with respect to the Preferred Securities (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"); or

         (ii) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

         (iii) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

         (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of

Trust Securities and the Administrators, unless such Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Junior Subordinated Debentures when due, the Preferred Securities will have a preference over the Common Securities with respect to payments of any amounts in respect of the Preferred Securities as described above. See "-- Subordination of Common Securities," "-- Liquidation Distribution Upon Dissolution" and "Description of Junior Subordinated Debentures -- Debenture Events of Default."

Removal of Issuer Trustees; Appointment of Successors

         The holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Preferred Securities, the successor may be appointed by the holders of at least 25% in aggregate Liquidation Amount of Preferred Securities. If an Issuer
Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Preferred Securities or Common Securities or the other Issuer Trustee may petition a court in the State of Delaware to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national or state-chartered bank, and at the time of appointment have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of Issuer Trustees

         Any entity into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under the Trust Agreement, provided such entity is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the Trust Agreement. The Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Preferred Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, if then rated, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

         Except as provided above and under "-- Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantee -- Amendments and
Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the holders of a majority of the Common Securities and the Property Trustee, without the consent of the holders of the Preferred Securities, (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of the Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. The Trust Agreement may be amended by the holders of a majority of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's not being taxable as a corporation for United States federal income tax purposes or the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

         So long as any Junior Subordinated Debentures are held by the Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Preferred Securities, except that, if a consent under the Junior Subordinated Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee will notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Preferred Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Preferred Securities will be required to redeem and cancel Preferred Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

         In the Junior Subordinated Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Preferred Securities) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject. The foregoing obligations of the Company under the Junior Subordinated Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company has also agreed in the Junior Subordinated Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Book Entry, Delivery and Form

         The Preferred Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and registered in the name of DTC's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of such Depository or a nominee of such successor.

         Ownership of beneficial interests in a global security will be limited to persons that have accounts with DTC or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, DTC will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Preferred Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of Participants) and on the records of Participants (with respect to interests of Persons held through Participants). Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

         So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such global security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Preferred Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Preferred Securities under the Trust Agreement. The Company understands that, under DTC's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Trust Agreement, DTC would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to DTC. If less than all of the Preferred Securities are being redeemed, the Company understands that it is DTC's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

         Distributions on the Preferred Securities registered in the name of DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner of the global security representing such Preferred Securities. None of the Company, the Issuer Trustees, the Administrators,

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



any Paying Agent or any other agent of the Company or the Issuer Trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of Distributions to Participants shall be the responsibility of DTC. DTC's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Company, the Issuer Trustees, the Paying Agent or any other agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Company or the Issuer Trustees. If DTC notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Preferred Securities in definitive form upon registration of transfer of, or in exchange for, such global security. In addition, the Company may at any time and in its sole discretion determine not to have the Preferred Securities represented by one or more global securities and, in such event, will issue Preferred Securities in definitive form in exchange for all of the global securities representing such Preferred Securities.

         DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the FRB, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (such as the Underwriters), banks, trust companies and clearing corporations and may include certain other organizations. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

Same-Day Settlement and Payment

         Settlement   for  the  Preferred   Securities   will  be  made  by  the
Underwriters in immediately available funds.

         Secondary trading in preferred securities of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in the Preferred Securities will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Preferred Securities.

Payment and Paying Agency

         Payments in respect of the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Preferred Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

Registrar and Transfer Agent

         The Property Trustee will act as registrar and transfer agent for the Preferred Securities.

         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after the Preferred Securities have been called for redemption.

Information Concerning the Property Trustee

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationships between Bankers Trust Company, the Property Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Miscellaneous

         The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

         Holders of the Preferred Securities have no preemptive or similar rights.

         The Issuer Trust may not borrow money, issue debt or mortgage or pledge any of its assets.

Governing Law

         The Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

         The Junior Subordinated Debentures are to be issued under the Junior Subordinated Indenture between the Company and the Debenture Trustee (the "Junior Subordinated Indenture"), pursuant to which Bankers Trust Company is acting as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Junior Subordinated Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Junior Subordinated Indenture, including the definitions therein of certain terms. Whenever particular defined terms of the Junior Subordinated Indenture (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of Junior Subordinated Indenture is available from the Debenture Trustee upon request.

General

         Concurrently with the issuance of the Preferred Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest, accruing from __________ ____, 1998, at the annual rate of __________% of the principal amount thereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing __________ ____, 1998, to the person in whose name each Junior Subordinated Debenture is registered at the close of business on the 15th day of March, June, September or December (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Junior Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Junior
Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable, except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ____%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

         The Junior Subordinated Debentures will mature on __________ ____, 2028, subject to the

Maturity  Adjustment  (such  date,  as it  may  be  shortened  by  the  Maturity
Adjustment is referred to herein as the Stated Maturity). The Maturity Adjustment represents the right of the Company to shorten the maturity date once at any time to any date not earlier than __________ ____, 2003, subject to the Company having received prior approval of the FRB if then required under applicable capital guidelines or policies of the FRB. In the event the Company elects to shorten the Stated Maturity of the Junior Subordinated Debentures, it will give notice to the registered holders of the Junior Subordinated Debentures, the Debenture Trustee and the Issuer Trust of such shortening no less than 90 days prior to the effectiveness thereof. The Property Trustee must give notice to the holders of the Trust Securities of the shortening of the Stated Maturity at least 30 but not more than 60 days before such date.

         The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Indebtedness of the Company and pari passu with the Company's obligations associated with the Outstanding Capital Securities. The Junior Subordinated Debentures will not be subject to a sinking fund. The Junior Subordinated Indenture does not limit the incurrence or issuance of other secured or unsecured debt by the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

Option to Extend Interest Payment Period

         So long as no Debenture Event of Default has occurred and is continuing, the Company has the right at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any such Extension Period the Company shall have the right to make partial payments of interest on any interest payment date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of __________%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, to the extent permitted by applicable law). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

         During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Junior Subordinated Debentures, including the Company's obligations associated with the Outstanding Preferred Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period, (b) as a result of a reclassification or an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholders rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Trustees notice of its election of such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities would have been payable but for the election to begin such Extension Period and (ii) the date the Property Trustee is required to give notice to holders of the Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Property Trustee will give notice of the Company's election to begin a new Extension Period to the holders of the Preferred Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Redemption

         The Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company (i) on or after __________ ____, 2003, in whole at any time or in part from time to time, or (ii) in whole, but not in part, at any time within 90 days following the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event (each as defined under "Description of Preferred Securities -- Redemption"), in each case at the redemption price described below. The proceeds of any such redemption will be used by the Issuer Trust to redeem the Preferred Securities.

         The FRB's risk-based capital guidelines, which are subject to change, currently provide that redemptions of permanent equity or other capital instruments before stated maturity could have a significant impact on a bank holding company's overall capital structure and that any organization considering such a redemption should consult with the FRB before redeeming any equity or capital instrument prior to maturity if such redemption could have a material effect on the level or composition of the organization's capital base (unless the equity or capital instrument were redeemed with the proceeds of, or replaced by, a like amount of a similar or higher quality capital instrument and the FRB considers the organization's capital position to be fully adequate after the redemption).

         The redemption of the Junior Subordinated Debentures by the Company prior to their Stated Maturity would constitute the redemption of capital instruments under the FRB's current risk-based capital guidelines and may be subject to the prior approval of the FRB. The redemption of the Junior Subordinated Debentures also could be subject to the additional prior approval of the FRB under its current risk-based capital guidelines.

         The redemption price for Junior Subordinated Debentures is the outstanding principal amount of the Junior Subordinated Debentures plus accrued interest (including any Additional Interest or any Additional Sums) thereon to but excluding the date fixed for redemption.

Additional Sums

         The Company has covenanted in the Junior Subordinated Indenture that, if and for so long as (i) the Issuer Trust is the holder of all Junior Subordinated Debentures and (ii) the Issuer Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional sums on the Junior Subordinated Debentures such amounts as may be required so that the Distributions payable by the Issuer Trust will not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Preferred Securities -- Redemption."

Registration, Denomination and Transfer

         The Junior Subordinated Debentures will initially be registered in the name of the Issuer Trust. If the Junior Subordinated Debentures are distributed to holders of Preferred Securities, it is anticipated that the depositary arrangements for the Junior Subordinated Debentures will be substantially identical to those in effect for the Preferred Securities. See "Description of Preferred Securities -- Book Entry, Delivery and Form."

         Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Junior Subordinated Debentures to be issued in definitive form.

         Payments on Junior Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Junior Subordinated Debentures, as described under "Description of Preferred Securities -- Book Entry, Delivery and Form." If Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debenture Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Junior Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debenture Trustee not later than 15 calendar days prior to the date on which the interest is payable.

         Junior Subordinated Debentures are issuable only in registered form without coupons in integral multiples of $10. Junior Subordinated Debentures will be exchangeable for other Junior Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount.

         Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Junior Subordinated Debenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. The Company will appoint the Debenture Trustee as securities registrar under the Junior Subordinated Indenture. The Company may at any time designate additional transfer agents with respect to the Junior Subordinated Debentures.

         In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Junior Subordinated Debentures to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

         Any monies deposited with the Debenture Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Restrictions on Certain Payments; Certain Covenants of the Company

         The Company has covenanted that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with, or junior in interest to, the Junior Subordinated Debentures, including the Company's obligations associated with the Outstanding Preferred Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, or (e) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time (i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Junior Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Junior Subordinated Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

         The Company has covenanted in the Junior Subordinated Indenture (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Junior Subordinated Indenture may succeed to the Company's ownership of the Common

Securities, (ii) as holder of the Common Securities, not to voluntarily terminate, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in liquidation of the Issuer Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

Modification of Junior Subordinated Indenture

         From time to time, the Company and the Debenture Trustee may, without the consent of any of the holders of the outstanding Junior Subordinated Debentures, amend, waive or supplement the provisions of the Junior Subordinated Indenture to: (1) evidence succession of another corporation or association to the Company and the assumption by such person of the obligations of the Company under the Junior Subordinated Debentures, (2) add further covenants, restrictions or conditions for the protection of holders of the Junior Subordinated Debentures, (3) cure ambiguities or correct the Junior Subordinated Debentures in the case of defects or inconsistencies in the provisions thereof, so long as any such cure or correction does not adversely affect the interest of the holders of the Junior Subordinated Debentures in any material respect, (4) change the terms of the Junior Subordinated Debentures to facilitate the issuance of the Junior Subordinated Debentures in certificated or other definitive form, (5) evidence or provide for the appointment of a successor Debenture Trustee, or (6) qualify, or maintain the qualification of, the Junior Subordinated Indentures under the Trust Indenture Act. The Junior Subordinated Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures, to modify the Junior Subordinated Indenture in a manner affecting the rights of the holders of the Junior Subordinated Debentures, except that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of the Junior Subordinated Debentures, or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the currency in which, any such amount is payable or impair the right to institute suit for the enforcement of any Junior Subordinated Debenture or
(ii)  reduce  the  percentage  of  principal   amount  of  Junior   Subordinated
Debentures, the holders of which are required to consent to any such modification of the Junior Subordinated Indenture. Furthermore, so long as any of the Preferred Securities remain outstanding, no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Junior Subordinated Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Junior Subordinated Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities unless and until the principal of (and premium, if any, on) the Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Debenture Events of Default

         The Junior Subordinated Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes an "Event of Default" with respect to the Junior Subordinated Debentures:

          (i) failure to pay any interest on the Junior Subordinated Debentures when due and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal of or premium, if any, on the Junior Subordinated Debentures when due whether at the Stated Maturity; or

          (iii) failure to observe or perform certain other covenants contained in the Junior Subordinated Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Junior Subordinated Debentures; or

          (iv) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Company or all or substantially all of its property; or a court or other governmental agency shall enter a decree or order appointing a receiver or similar official and such decree or order shall remain unstayed and undischarged for a period of 60 days.

         For purposes of the Trust Agreement and this Prospectus, each such Event of Default under the Junior Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Preferred Securities -- Events of Default; Notice," the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Trust Securities.

         The holders of at least a majority in aggregate principal amount of outstanding Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or such holders of Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Junior Subordinated Debentures may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Junior Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Preferred Securities shall have such right.

         The holders of at least a majority in aggregate principal amount of the outstanding Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Junior Subordinated Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior
Subordinated Debenture affected thereby. See "-- Modification of Junior Subordinated Indenture." The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Junior Subordinated Indenture.

         If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Junior Subordinated Debentures, and any other amounts payable under the Junior Subordinated Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Preferred Securities

         If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Junior Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Preferred Securities may institute a Direct Action against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities held by such holder. The Company may not amend the Junior Subordinated Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Preferred Securities. The Company will have the right under the Junior Subordinated Indenture to set-off any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action.

         The holders of the Preferred Securities are not able to exercise directly any remedies available to the holders of the Junior Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Preferred Securities -- Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person may consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) if the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations in respect of the Junior Subordinated Debentures provided, however, that nothing in the Junior Subordinated Indenture shall be deemed to restrict or prohibit, and no supplemental indenture shall be required in the case of the merger of a Principal Subsidiary Bank with and into a Principal Subsidiary Bank or the Company, the consolidation of Principal Subsidiary Banks into a Principal Subsidiary Bank or the Company, or the sale or other disposition of all or substantially all of the assets of any Principal Subsidiary Bank to another Principal Subsidiary Bank or the Company, if, in any such case in which the surviving, resulting or acquiring entity is not the Company, the Company would own, directly or indirectly, at least 80% of the voting securities of the Principal Subsidiary Bank (and of any other Principal Subsidiary Bank any voting securities of which are owned, directly or indirectly, by such Principal Subsidiary Bank) surviving such merger, resulting from such consolidation or acquiring such assets; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would constitute a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions as prescribed in the Junior Subordinated Indenture are satisfied.

         For purposes of clause (i) above, the term "Principal Subsidiary Bank" means each of (a) Sun National Bank, (b) any other banking subsidiary of the Company the consolidated assets of which constitute 20% or more of the consolidated assets of the Company and its consolidated subsidiaries, (c) any other banking subsidiary designated as a Principal Subsidiary Bank pursuant to a Board Resolution and set forth in an Officers' Certificate delivered to the Trustee, and (d) any subsidiary of the Company that owns, directly or indirectly, any voting securities, or options, warrants or rights to subscribe for or purchase voting securities, of any Principal Subsidiary Bank under clause
(a), (b) or (c), and in the case of clause (a), (b), (c) or (d) their respective successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as any such successor is a banking subsidiary (in the case of clause (a), (b) or (c)) or a subsidiary (in the case of clause (d)) of the Company.

         The provisions of the Junior Subordinated Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

Satisfaction and Discharge

         The Junior Subordinated Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at the Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Junior Subordinated Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Junior Subordinated Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Junior Subordinated Indenture.

Subordination

         The Junior Subordinated Debentures will be subordinate and junior in right of payment, to the extent set forth in the Junior Subordinated Indenture, to all Senior Indebtedness (as defined below) of the Company and pari passu with the Company's obligations associated with the Outstanding Preferred Securities. If the Company defaults in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until such default has been cured or waived or has ceased to exist or all Senior Indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set- off or otherwise) may be made or agreed to be made on the Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures.

         As used herein, "Senior Indebtedness" means, whether recourse is to all or a portion of the assets of the Company and whether or not contingent, (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that Senior Indebtedness shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the Junior Subordinated Debentures, (ii) any Senior

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



Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any indebtedness of the Company to any of its subsidiaries, (iv) indebtedness to any executive officer or director of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance by such financing entity of securities that are similar to the Preferred Securities, including the Outstanding Preferred Securities.

         In the event of (i) certain events of bankruptcy, dissolution or liquidation of the Company or the holder of the Common Securities, (ii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (iii) any assignment by the Company for the benefit of creditors or
(iv) any other marshaling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made on account of the Junior Subordinated Debentures. In such event, any payment or distribution on account of the Junior Subordinated Debentures, whether in cash, securities or other property, that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Junior Subordinated Debentures will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full.

         In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Junior Subordinated Debentures, together with the holders of any obligations of the Company ranking on a parity with the Junior Subordinated Debentures, will be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on the Junior Subordinated Debentures and such other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or obligations of the Company ranking junior to the Junior Subordinated Debentures and such other obligations. If any payment or distribution on account of the Junior Subordinated Debentures of any character or any security, whether in cash, securities or other property is received by any holder of any Junior Subordinated Debentures in contravention of any of the terms hereof and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of the Junior Subordinated Debentures may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default in respect of the Junior Subordinated Debentures.

         The Junior Subordinated Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Information Concerning the Debenture Trustee

         The Debenture Trustee, other than during the occurrence and continuance of a default by the Company in performance of its obligations under the Junior Subordinated Debenture, is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         Bankers Trust Company, the Debenture Trustee, may serve from time to time as trustee under other indentures or trust agreements with the Company or its subsidiaries relating to other issues of their securities. In addition, the Company and certain of its affiliates may have other banking relationships with Bankers Trust Company and its affiliates.

Governing Law

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

                            DESCRIPTION OF GUARANTEE

         The Guarantee will be executed and delivered by the Company concurrently with the issuance of Preferred Securities by the Issuer Trust for the benefit of the holders from time to time of the Preferred Securities. Bankers Trust Company will act as Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

General

         The Company  will  irrevocably  agree to pay in full on a  subordinated basis, to the extent set forth in the Guarantee and described herein, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on such Preferred Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, termination, winding up or liquidation of the Issuer Trust (unless the Junior Subordinated Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Preferred Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer Trust to pay such amounts to such holders.

         The Guarantee will be an irrevocable guarantee of payment on a subordinated basis of the Issuer Trust's obligations under the Preferred Securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

         If the Company does not make payments on the Junior Subordinated Debentures held by the Issuer Trust, the Issuer Trust will not be able to pay any amounts payable in respect of the Preferred Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company. See "-- Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Junior Subordinated Indenture, any other indenture that the Company may enter into in the future or otherwise.

         The Company has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Junior Subordinated Indenture, taken together, fully, irrevocably and unconditionally guaranteed all the Issuer Trust's obligations under the Preferred Securities on a subordinated basis. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

Status of the Guarantee

         The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Company and pari passu with the Company's obligations associated with the Outstanding Preferred Securities in the same manner as the Junior Subordinated Debentures.

         The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures.

Amendments and Assignment

         Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of the outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Events of Default

         An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder, or to perform any non-payment obligation if such non-payment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

         Any registered holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

         The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

         For information concerning the relationship between Bankers Trust Company, as Guarantee Trustee, and the Company, see "Description of Junior Subordinated Debentures -- Information Concerning the Debenture Trustee."

Termination of the Guarantee

         The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable with respect to the Preferred Securities upon liquidation of the Issuer Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the Guarantee.

Governing Law

         The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

             RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR
                   SUBORDINATED DEBENTURES, AND THE GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed, on a subordinated basis, by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Preferred Securities. If and to the extent that the Company does not make payments on the Junior Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of amounts payable with respect to the Preferred Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, the remedy of a holder of the Preferred Securities is to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities held by such holder.

         The obligations of the Company under the Junior Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness and rank pari passu with the Company's obligations associated with the Outstanding Preferred Securities.

Sufficiency of Payments

         As long as payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Preferred Securities, primarily because (i) the aggregate principal amount of the Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Preferred Securities;
(iii) the Company will pay for any and all costs, expenses and liabilities of the Issuer Trust except the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

         Notwithstanding anything to the contrary in the Junior Subordinated Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

Enforcement Rights of Holders of Preferred Securities

         A holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee."

         A default or event of default under any Senior Indebtedness of the Company would not constitute a default or Event of Default in respect of the Preferred Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness of the Company, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Junior Subordinated Debentures -- Subordination."

Limited Purpose of Issuer Trust

         The Preferred Securities represent preferred undivided beneficial interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from the Company payments on Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions or other amounts distributable with respect to the Preferred Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

Rights Upon Dissolution

         Upon any voluntary or involuntary dissolution of the Issuer Trust, other than any such dissolution involving the distribution of the Junior Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness as set forth in the Junior Subordinated Indenture, but entitled to receive payment in full of all amounts payable with respect to the Junior Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Junior Subordinated Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Preferred Securities and a holder of such Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

         In the opinion of Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., in its capacity as special tax counsel to the Company ("Tax Counsel"), the following discussion summarizes the material United States federal income tax consequences of the purchase, ownership and disposition of the Preferred Securities.

         This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the

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



date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service (the "IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         Except as otherwise stated, this summary deals only with the Preferred Securities held as a capital asset by a holder who or which (i) purchased the Preferred Securities upon original issuance at their original offering price and
(ii) is a US Holder (as defined below). This summary does not address all the tax consequences that may be relevant to a US Holder, nor does it address the tax consequences, except as stated below, to holders that are not US Holders ("Non-US Holders") or to holders that may be subject to special tax treatment (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, other financial institutions, tax-exempt organizations, persons holding the Preferred Securities as a position in a "straddle," or as part of a "synthetic security," "hedging," as part of a "conversion" or other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of the Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of the Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

         A "US Holder" is a holder of the Preferred  Securities  who or which is
(i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust.

         HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

US Holders

         Characterization of the Issuer Trust. In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to effect that, under then current law and based on the representations, facts and assumptions set forth in this Prospectus, and assuming full compliance with the terms of the Trust Agreement (and other relevant documents), and based on certain assumptions and qualifications referenced in the opinion, the Issuer Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be characterized as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of the Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures owned by the Issuer Trust, and each US Holder will be required to include all income or gain recognized for United States federal income tax purposes with respect to its allocable share of the Junior

Subordinated Debentures on its own income tax return.

         Characterization of the Junior Subordinated Debentures. The Company intends to take the position that, under current law, the Junior Subordinated Debentures constitute indebtedness for United States federal income tax purposes. The Company, the Issuer Trust and the holders of the Preferred Securities (by acceptance of a beneficial interest in a Preferred Security) agree to treat the Junior Subordinated Debentures as indebtedness of the Company and the Preferred Securities as evidence of a beneficial ownership interest in the Issuer Trust. No assurance can be given, however, that such position will not be challenged by the IRS or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

         Interest Income and Original Issue Discount. Under the terms of the Junior Subordinated Debentures, the Company has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the maturity of the Junior Subordinated Debentures. Treasury regulations under Section 1273 of the Code provide that debt instruments like the Junior Subordinated Debentures will not be considered issued with original issue discount ("OID") by reason of the Company's ability to defer payments of interest if the likelihood of such deferral is "remote."

         The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury regulations, in part because exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. Therefore, the Junior Subordinated Debentures should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Junior Subordinated Debentures will generally be taxable to a US Holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that the Treasury regulations under Section 1273 of the Code have not yet been interpreted in any rulings or any other published authorities of the IRS. Accordingly, it is possible that the IRS could take a position contrary to the interpretation described herein.

         In the event the Company exercises its option to defer payments of interest, the Junior Subordinated Debentures would be treated as redeemed and reissued for OID purposes and the sum of the remaining interest payments (and any de minimis OID) on the Junior Subordinated Debentures would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Junior Subordinated Debentures (including any period of interest deferral), without regard to the timing of payments under the Junior Subordinated Debentures. (Subsequent distributions of interest on the Junior Subordinated Debentures generally would not be taxable.) The amount of OID that would accrue in any period would generally equal the amount of interest that accrued on the Junior Subordinated Debentures in that period at the stated interest rate.
Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Preferred Security prior to the record date for payment of distributions on the Junior Subordinated Debentures following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Issuer Trust with respect to the OID.

         If the possibility of the Company's exercise of its option to defer payments of interest is not
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

remote, the Junior Subordinated Debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest (plus any de minimis OID) over the term of the Junior Subordinated Debentures. That OID would generally be includible in a US Holder's taxable income, over the term of the Junior Subordinated Debentures, on an economic accrual basis.

         Characterization of Income. Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Preferred Securities.

         Market Discount and Bond Premium. Under certain circumstances, Holders of the Preferred Securities may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium (as each phrase is defined for United States federal income tax purposes).

         Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Issuer Trust. Under certain circumstances described herein (See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution"), the Issuer Trust may distribute the Junior Subordinated Debentures to holders in exchange for the Preferred Securities and in liquidation of the Issuer Trust. Except as discussed below, such a distribution would not be a taxable event for United States federal income tax purposes, and each US Holder would have an aggregate adjusted basis in its Junior Subordinated Debentures for United States federal income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For United States federal income tax purposes, a US Holder's holding period in the Junior Subordinated Debentures received in such a liquidation of the Issuer Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for United States federal income tax purposes.

         Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for United States federal income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See "-- Sales of Preferred Securities" below.

         Sales of Preferred Securities. A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year prior to the date of disposition.

         A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID,

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



if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Pending Tax Litigation Affecting the Preferred Securities

         Recently, a taxpayer filed a petition in the United States Tax Court contesting the IRS' disallowance of interest deductions that taxpayer claimed in respect of securities issued in 1993 and 1994 that are, in some respects, similar to the Preferred Securities. (Enron Corp. v. Commissioner, Docket No. 6149-98, filed April 1, 1998). It is possible that an adverse decision by the Tax Court concerning the deductibility of such interest could give rise to a Tax Event. Such a Tax Event would give the Company the right to redeem the Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Preferred Securities -- Liquidation Distribution Upon Dissolution."

Non-US Holders

         The following discussion applies to a Non-US Holder.

         Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (i) the beneficial owner of the Preferred Securities certifies to the Issuer Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Issuer Trust or its agent with a copy thereof.

         As discussed above, changes in the law affecting the income tax consequences of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Company to deduct interest payable on the Junior Subordinated Debentures. Such changes could also cause the Junior Subordinated Debentures to be classified as equity (rather than indebtedness) of the Company for United Stated federal income tax purposes and, thus, might cause the income derived from the Junior Subordinated Debentures to be characterized as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

         A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

         A Non-US Holder which holds the Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting

         In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the Preferred Securities held by a noncorporate US Holder within the United States.

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



In addition, payments made on, and payments of the proceeds from the sale of, the Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its Non-United States status or otherwise establishes an exemption from information reporting and backup withholding. See "--Backup Withholding." Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on the appropriate forms by the following January 31st.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the IRS.

         The preceding discussion is only a summary and does not address the consequences to a particular holder of the purchase, ownership and disposition of the Preferred Securities. Potential holders of the Preferred Securities are urged to contact their own tax advisors to determine their particular tax consequences.

                          CERTAIN ERISA CONSIDERATIONS

         The Company and certain affiliates of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of Section 4975 of the Code with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of the Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975(e)(1) of the Code and with respect to which the Company, or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Preferred Securities should consult with its counsel.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement") dated __________ ____, 1998, among the Company, the Issuer Trust and Advest, Inc. and Janney Montgomery Scott Inc., as representatives (the "Representatives") of the Underwriters, the Issuer Trust has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase from the Issuer Trust, the following respective aggregate Liquidation Amount of Preferred Securities at the public offering price less the underwriting discounts and commissions set forth on the cover page of this
Prospectus:

                                                Liquidation Amount of
Underwriter:                                    Preferred Securities:

Advest, Inc....................................      $
Janney Montgomery Scott Inc....................
                                                      ----------

Total..........................................      $18,000,000
                                                      ==========


         The  Underwriting  Agreement  provides  that  the  obligations  of  the
Underwriters  are  subject  to  certain   conditions   precedent  and  that  the
Underwriters will purchase all of the Preferred Securities offered

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



hereby if any of such Preferred Securities are purchased.

         The Company has been advised by the Underwriters that the Underwriters propose to offer the Preferred Securities to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $__________ per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $__________ per Preferred Security to certain other dealers. After the public offering, the offering price and other selling terms may be changed by the Underwriters. In addition, the Company has agreed to pay a financial advisory fee to Advest, Inc. of $25,000 in connection with the Offering and $75,000 in connection with the Common Shares Offering.

         The Company has granted to the Underwriters an option, exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase up to an additional $2,700,000 aggregate Liquidation Amount of the Preferred Securities at the public offering price. To the extent that the Underwriters exercise such option, the Company will be obligated, pursuant to the option, to sell such Preferred Securities to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Preferred Securities offered hereby. If purchased, the Underwriters will offer such additional Preferred Securities on the same terms as those on which the $18,000,000 aggregate Liquidation Amount of the Preferred Securities are being offered.

         In connection with this Offering, the Underwriters and any selling group members and their respective affiliates may engage in transactions effected in accordance with Rule 104 of the Securities and Exchange Commission's Regulation M that are intended to stabilize, maintain or otherwise affect the market price of the Preferred Securities. Such transactions may include over-allotment transactions in which the Underwriters create a short position for their own account by selling more Preferred Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may exercise the over-allotment option described above or may purchase Preferred Securities in the open market following completion of the initial offering of the Preferred Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, shares of the Preferred Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. The Underwriters also may reclaim any selling concessions allowed to an Underwriter or dealer if the Underwriters repurchase shares distributed by that Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Preferred Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

         In view of the fact that the proceeds from the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters' arranging the investment therein of such proceeds an amount of $__________ per Preferred Security (or $__________ ($__________ if the over-allotment option is exercised in full) in the aggregate).

         Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, this Offering is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

         The Preferred Securities are a new issue of securities with no established trading market. The Company and the Issuer Trust have been advised by the Representatives that they intend to make a market

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



in the Preferred Securities. However, the Underwriters are not obligated to do so and such market making may be interrupted or discontinued at any time without notice at the sole discretion of each of the Underwriters. Application has been made by the Company to list the Preferred Securities on the Nasdaq National Market, but a requirement for initial listing, and for continued listing, is the presence of three, and two, market makers, respectively, for the Preferred Securities, and the presence of a second market maker cannot be assured. Accordingly, no assurance can be given as to the development or liquidity of any market for the Preferred Securities.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The Representatives and certain of the other Underwriters have in the past, and may in the future, perform various services for the Company, including investment banking services, for which they have or may receive customary fees. Advest, Inc. also served as managing underwriter in the Company's public offerings of Common Shares and trust preferred securities in 1997, and advised the Company in certain of its branch purchases. The Representatives are also serving as underwriters of the Common Shares Offering.

                             VALIDITY OF SECURITIES

         The validity of the Guarantee and the Junior Subordinated Debentures and certain tax matters will be passed upon for the Company by Malizia, Spidi, Sloane & Fisch, P.C., Washington, D.C., special counsel to the Company, and certain legal matters will be passed upon for the Underwriters by Arnold & Porter, Washington, D.C. and New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreement and the creation of the Issuer Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Issuer Trust. Malizia, Spidi, Sloane & Fisch, P.C. and Arnold & Porter will rely as to certain matters of Delaware law on the opinion of Richards, Layton & Finger.

                                     EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act in connection with the Offering. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits thereto, is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein include all material terms of such contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of any such contract or other document which may have been filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Common Shares are traded on the Nasdaq National Market under the symbol "SNBC." Documents filed by the Company with the Commission also can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         No separate financial statements of the Issuer Trust have been included or incorporated by reference herein. The Company and the Issuer Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Sun Capital Trust II," "Description of Preferred Securities," "Description of Junior Subordinated Debentures" and "Description of Guarantee." In addition, the Company does not expect that the Issuer Trust will be filing reports under the Exchange Act with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission are hereby incorporated into this Prospectus by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and the quarter ended June 30, 1998; and

         (c) The Company's Current Reports on Form 8-K filed with the Commission on July 27, 1998, March 6, 1998, and February 26, 1998.

         In addition, all subsequent documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (excluding exhibits unless specifically incorporated therein) are available without charge upon written or oral request from the Secretary, Sun Bancorp, Inc., 226 Landis Avenue, Vineland, New Jersey 08360, telephone (609) 691-7700.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Prospectus (including information included or incorporated by reference herein) contains or may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company, including statements preceded by, followed by or that include the words, "believes," "expects," "anticipates" or similar expressions. These forward-looking statements involve certain risks and uncertainties and may relate to future operating results of the Company.
Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the acquisitions not being fully realized or realized within the expected time frame; (2) earnings following the acquisitions being lower than expected; (3) a significant increase in competitive pressures among depository and other financial institutions; (4) costs or difficulties related to the integration of the acquired business being greater than expected; (5) changes in the interest rate environment resulting in reduced margins; (6) general economic or business conditions, either nationally or in the states in which the Company will be doing business, being less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (7) legislative or regulatory changes adversely affecting the businesses in which the Company will be engaged;
(8) changes in the securities markets; and (9) changes in the banking industry including the effects of consolidation resulting from possible mergers of financial institutions.

===================================================       ===================================================
No person has been  authorized  in  connection
with the offering made hereby to give  any
information  or to make  any  representation
not  contained  in this prospectus and, if given
or made, such information or representation
must not be relied upon as having been
authorized by the company or any
underwriter.  This prospectus  does not
constitute an offer to sell or a solicitation of
any offer to buy any of the securities offered
hereby to any person or by anyone in any                                      $18,000,000
jurisdiction in which it is unlawful to make
such offer or solicitation.  Neither the                                        [LOGO]
delivery of this prospectus nor any sale made
hereunder shall, under any circumstances,                                SUN CAPITAL TRUST II
create any implication that the information
contained herein is correct as of any date
subsequent to the date hereof.                                     __________% Preferred Securities
                                                                      (Liquidation Amount $10 per
                 TABLE OF CONTENTS                                        Preferred Security)
                                                                  guaranteed, as described herein, by
                                               PAGE
                                               ----

Prospectus Summary..............................
Selected Consolidated Financial Data............                           SUN BANCORP, INC.
Risk Factors....................................
Management's Discussion and Analysis of
  Financial Condition of the Company and
  Results of Operations.........................
Use of Proceeds.................................                          ___________________
Beneficial Acquisition..........................
Pro Forma Statement of Financial Condition..                                  PROSPECTUS
Capitalization..................................                          ___________________
Sun Capital Trust II........................
Accounting Treatment............................
Description of Preferred Securities.............
Description of Junior Subordinated
  Debentures....................................                             Advest, Inc.
Description of Guarantee........................
Relationship Among the Preferred                                     Janney Montgomery Scott Inc.
  Securities, the Junior Subordinated
  Debentures and the Guarantee..................
Certain Federal Income Tax                                               __________ ____, 1998
  Consequences..................................
Certain ERISA Considerations....................
Underwriting....................................
Validity of Securities..........................
Experts.........................................
Available Information...........................
Incorporation of Certain Documents by
  Reference.....................................
Cautionary Statement Concerning
  Forward-Looking Information...................




===================================================       ===================================================

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution

*        Registration Fees...................................     $  4,140
*        Legal Services......................................       25,000
*        Printing Costs......................................       25,000
*        Nasdaq Listing Fees.................................       46,500
*        Accounting Fees.....................................       15,000
*        Trustee Fees and Expenses...........................       20,000
*        Blue Sky Fees and Expenses..........................        5,000
*        Miscellaneous.......................................       15,000
                                                                   -------
*        TOTAL...............................................     $155,640
                                                                  ========

Item 15. Indemnification of Directors and Officers.

         Section 14A:3-5 of the New Jersey Business Corporation Law ("BCL") provides that an officer, director, employee or agent may be indemnified by the Company against expenses and liabilities actually and reasonably incurred in connection with any threatened, pending or completed "proceeding" (including civil, criminal, administrative or investigative proceedings or arbitrative action) in which such person is involved by reason of such person's position with the Company, provided that a determination has been made (by the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or by independent legal counsel in a written opinion, or by the shareholders) that such person acted in good faith and in a manner that such person reasonably believes to be in, or not opposed to, the best interests of the Company. Such person may not be indemnified if the person has been adjudged to be in breach of his duty of loyalty to the corporation or its shareholders, or if his/her conduct were determined not to be in good faith or to have involved a knowing violation of law, or to have resulted in receipt by the officer, director, employee or agent of an improper personal benefit.

         Provisions regarding indemnification of directors, officers, employees or agents of the Company are contained in Article VI of the Company's Amended and Restated Bylaws.

         Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including certain liabilities under the Securities Act, as amended.

         Under the Trust Agreement, the Company will agree to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any affiliate of the Trustee, (iv) any officer, director, shareholder, employee, representative or agent of the Trustee, and (v) any employee or agent of the Trust, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax (excluding income taxes, other than taxes referred to in Sections 4.5 and 4.6 thereunder), penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of bad faith, negligence or willful misconduct with respect to such acts or omissions.

Item 16.          Exhibits and Financial Statement Schedules:

                  The financial statements and exhibits filed as part of this Registration Statement are as follows:

                   (a)     List of Exhibits:

                  1        Form of Underwriting Agreement
                  3.1      Amended and Restated Certificate of Incorporation of Sun Bancorp, Inc.*
                  3.2      Amended and Restated Bylaws of Sun Bancorp, Inc. **
                  4.1      Form of Junior Subordinated Indenture
                  4.2      Form of Junior Subordinated Deferrable Interest Debenture Certificate (included in Exhibit 4.1)
                  4.3      Trust Agreement
                  4.4      Form of Amended and Restated Trust Agreement
                  4.5      Form of Preferred Security (included in Exhibit 4.4)
                  4.6      Form of Guarantee
                  5.1      Opinion of Richards, Layton & Finger
                  5.2      Opinion of Malizia, Spidi, Sloane, & Fisch, P.C.
                  8        Tax opinion of Malizia, Spidi, Sloane, & Fisch, P.C.
                  23.1     Consent of Deloitte & Touche LLP***
                  23.2     Consent of Richards, Layton & Finger (included in Exhibit 5.1)
                  23.3     Consent of Malizia, Spidi, Sloane & Fisch, P.C. (included in Exhibits 5.2 and 8)
                  25       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                           Bankers Trust Company, as trustee under the Junior Subordinated Indenture, the
                           Amended and Restated Trust Agreement and the Guarantee Agreement relating to Sun Capital Trust II
                  27.1     Restated Financial Data Schedule for the quarters ended June 30 and September 30, 1996,
                           March 31 and June 30, 1997 and the fiscal year ended December 31, 1996.*****
                  27.2     Restated Financial Data Schedule for the quarter ended September 30, 1997.*****

                  (b)      Financial Statements Schedules****

-------------------
* Incorporated by reference to the registrant's Registration Statement on Form S-3 filed with the Commission on August 25, 1998.
** Incorporated by reference to the registrant's Current Report on Form 8-K dated March 3, 1998.
***  To be filed by amendment.
**** All schedules are omitted because they are not required or applicable or the required information is shown in the financial statements or the notes thereto incorporated in this Registration Statement by reference to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
*****Filed electronically only.

Item 17. Undertakings

         The undersigned registrants hereby undertake:

         (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) that, for purposes of determining any liability under the Securities Act, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

         (3) that, for the purpose of determining any liability under the Securities Act, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (4) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, trustee or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, trustee or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Sun Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vineland, New Jersey, on August 28, 1998.


                                             SUN CAPITAL TRUST II



                                             By:/s/Philip W. Koebig, III
                                                --------------------------------
                                                Philip W. Koebig, III
                                                (Duly Authorized Representative)



                                             By:/s/Robert F. Mack
                                                --------------------------------
                                                Robert F. Mack
                                                (Duly Authorized Representative)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vineland, New Jersey, on August 28, 1998.


                                            SUN BANCORP, INC.


                                            By: /s/Philip W. Koebig, III
                                                --------------------------------
                                                Philip W. Koebig, III
                                                Executive Vice President
                                                (Duly Authorized Representative)

         We, the undersigned directors and officers of Sun Bancorp, Inc., do hereby severally constitute and appoint Philip W. Koebig, III and Robert F. Mack our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said Philip W. Koebig, III and Robert F. Mack may deem necessary or advisable to enable Sun Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that Philip W. Koebig, III and Robert F. Mack do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on August 28, 1998.

/s/Adolph F. Calovi                                           /s/Bernard A. Brown
--------------------------------------------------------      ----------------------------------------------------
Adolph F. Calovi                                              Bernard A. Brown
President, Chief Executive Officer and Director               Chairman of the Board
(Principal Executive Officer)


/s/Sidney R. Brown                                            /s/Philip W. Koebig, III
--------------------------------------------------------      ----------------------------------------------------
Sidney R. Brown                                               Philip W. Koebig, III
Vice Chairman, Treasurer and Secretary                        Executive Vice President and Director


/s/Peter Galetto, Jr.                                         /s/Anne E. Koons
--------------------------------------------------------      ----------------------------------------------------
Peter Galetto, Jr.                                            Anne E. Koons
Director                                                      Director

/s/Robert F. Mack                                             /s/Ike Brown
--------------------------------------------------------      ----------------------------------------------------
Robert F. Mack                                                Ike Brown
Executive Vice President and Chief Financial Officer          Director
(Principal Financial and Accounting Officer)
